Exhibit 10.16

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS

HEREOF DENOTED WITH "[***]"

OFFICE LEASE

by and between

HULL POINT, LLC

(Landlord)

and

K.P. SPORTS, INC.

d/b/a Under Armour Performance Apparel

(Tenant)

TABLE OF CONTENTS

1.	DEFINITIONS
2.	PREMISES; MEASUREMENT
3.	TERM
4.	RENT; SECURITY DEPOSIT
5.	TAXES
6.	USE OF PREMISES
7.	INSURANCE AND INDEMNIFICATION
8.	SERVICES AND UTILITIES
9.	REPAIRS AND MAINTENANCE
10.	IMPROVEMENTS
11.	LANDLORD’S RIGHT OF ENTRY
12.	DAMAGE OR DESTRUCTION
13.	CONDEMNATION
14.	ASSIGNMENT AND SUBLETTING
15.	RULES AND REGULATIONS
16.	SUBORDINATION AND ATTORNMENT
17.	DEFAULTS AND REMEDIES
18.	ESTOPPEL CERTIFICATE
19.	QUIET ENJOYMENT
20.	NOTICES
21.	GENERAL

Exhibits

A	Plan showing Project and Building
B	Drawing showing approximate location of Premises
C	Landlord’s Work
D	Current Rules and Regulations
E	Collateral Assignment of Lease Form
F	Forms: First Amendment to Lease and Promissory Note
G	Schedule of Deliveries
H	Form of Subordination, Attornment and Non-Disturbance Agreement
I	Form of Estoppel Certificate

i

OFFICE LEASE

THIS LEASE is made on this                 day of March, 2002 (the “Effective Date”), by and between HULL POINT, LLC, a Maryland limited liability company (the “Landlord”), and KP SPORTS, INC., a Maryland corporation, d/b/a Under Armour Performance Apparel (the “Tenant”).

IN CONSIDERATION of the agreements and covenants hereinafter set forth, Landlord and Tenant mutually agree as follows:

1.                                      DEFINITIONS.

1.1.                              As used herein, the following terms shall have the following meanings:

“Base Operating Costs” means Operating Costs incurred for the 2002 calendar year (the “Base Year”).  If less than 95% of the rentable square feet in the Project is occupied by tenants or Landlord is not supplying services to 95% of the rentable square feet of the Project at any time during any calendar year (including the Base Year), then Operating Costs for such calendar year shall be an amount equal to the Operating Costs which would normally be expected to be incurred using reasonable projections and reasonable extrapolations from existing cost data had 95% of the Project’s rentable square feet been occupied and had Landlord been supplying services to 95% of the Project’s rentable square feet throughout such calendar year.  Furthermore, if after the Base Year, the Landlord provides additional services or incurs cost items in a category not otherwise covered in Operating Costs as defined herein, the Base Operating Costs shall be increased in a manner as reasonably determined by Landlord to include such additional matter.

“Base Rent” has the meaning given it in subsection 4.1.

“Base Taxes” means Taxes incurred for the state fiscal tax year beginning July 1, 2002 and ending June 30, 2003.

“Building” means collectively the five buildings and the pad site used for office purposes and related accessory uses in the development known as Tide Point, and located in Baltimore City, Maryland.  The Building, which will contain approximately 405,000 rentable square feet, is more particularly shown on Exhibit A, subject to adjustment from time to time.  The names of individual buildings are identified on Exhibit A.

“Building Service Equipment” means all apparatus, machinery, devices, fixtures, appurtenances, equipment and personal property now or hereafter located on the Premises and owned by the Landlord.

“Common Areas” means those areas and facilities of the Project which may be designated by the Landlord from time to time as common areas (portions of which may from time to time be relocated and/or reconfigured by the Landlord in its sole discretion so long as reasonable access to and from the Premises is maintained), which Common Areas include footways, sidewalks, Parking Areas, lobbies, elevators, stairwells, corridors, restrooms, water-

related features, including water taxis, bulkheads and docks, and certain exterior areas on the Project, subject, however, to the Rules and Regulations.

“Default Rate” means an annual floating rate of interest equal to [***] ([***]) percentage points in excess of the prime rate of interest as announced from time to time by Bank of America, or its successor.

“Insurance Premiums” means the aggregate of any and all premiums paid by the Landlord for hazard, liability, loss-of-rent, workmens’ compensation, boiler and machinery or similar insurance upon any or all of the Project.

“Landlord” means the Person hereinabove named as such and its successors and assigns.

“Lease Year” means (a) the period commencing on the Rent Commencement Date and terminating at 11:59 p.m. on the first anniversary of the last day of the month in which the Rent Commencement Date occurs, and (b) each successive period of twelve (12) calendar months thereafter during the Term.

“Operating Costs” means any and all costs and expenses incurred by the Landlord for services performed by the Landlord or by others on behalf of the Landlord with respect to the operation and maintenance of the Premises, Building, the Project, and the Common Areas located therein and serving or allocable to the Premises (including the Parking Areas) in a manner deemed reasonable and appropriate by Landlord, including, without limitation, all costs and expenses of:

(a)                                  operating, maintaining, repairing, lighting, signing, cleaning, removing trash from, painting, striping, controlling of traffic in, controlling of rodents in, policing and securing the Common Areas;

(b)                                 purchasing and maintaining in full force insurance for the Project as deemed necessary in Landlord’s discretion;

(c)                                  operating, maintaining, repairing and replacing machinery, furniture, accessories and equipment used in the operation and maintenance of the Project, and the personal property taxes and other charges incurred in connection with such machinery, furniture, accessories and equipment;

(d)                                 maintaining and repairing roofs, awnings, paving, curbs, walkways, drainage pipes, ducts, conduits, grease traps and lighting fixtures throughout the Common Areas;

(e)                                  interior and exterior planting, replanting and replacing flowers, shrubbery, trees, grass and planters;

(f)                                    providing electricity, heating, ventilation and air conditioning to the Common Areas and HVAC service to the Building (it being understood that Tenant shall pay for all costs of Tenant Electric (as defined below)), and operating, maintaining and repairing any equipment used in connection therewith; it is further understood that the maintenance of the HVAC in the Premises shall be an Operating Cost; provided, however, that maintenance of specialized HVAC equipment installed in the Premises, if any, shall not be an Operating Cost;

(g)                                 water and sanitary sewer services and other services, if any, furnished to the Premises, Common Areas and all rentable square feet of office space in the Project for the non-exclusive use of tenants;

(h)                                 cleaning, maintaining and repairing the Project;

(i)                                     accounting and audit fees and expenses, including a five (5) percent property management fee, payroll, payroll taxes, employee benefits and related expenses of all personnel engaged in the operation, maintenance, and management of the Project;

(j)                                     the cost and expense of complying with all federal, state and local laws, orders, regulations and ordinances applicable to the Project which are now in force, or which may hereafter be in force;

(k)                                  the cost (including legal, architectural and engineering fees incurred in connection therewith) of any improvement made to the Project during any Operating Year either (x) in order to comply with a legal requirement or insurance requirement, whether or not such legal requirement or insurance requirement is valid or mandatory, (y) with the reasonable expectation by Landlord of reducing Operating Costs (as, for example, a labor-saving improvement) or enhancing services, or (z) in lieu of a repair; provided, however, (i) to the extent the cost of such improvement is required to be capitalized under generally accepted accounting principles, such cost shall be amortized over the useful economic life of such improvement as reasonably estimated by Landlord, and the annual amortization shall be deemed an Operating Cost in each of the Operating Years during which the cost of the improvement is amortized; and (ii) in no event shall the amount included in Operating Costs in connection with a capital improvement of the nature described in clause (y) above exceed the annual amount by which Operating Costs were reduced as a result of such capital;

(l)                                     providing janitorial and trash removal services to the Project and Premises; and

(m)                               all other costs of maintaining, repairing or replacing any or all of the Building (including expenses of landscaping, snow, ice, water and debris removal, outdoor lighting, road maintenance and exterior signage relating to the Project).

Notwithstanding the foregoing, the following items shall be excluded from Operating Costs:

(a)                                  franchise, income taxes, or excess profit imposed upon Landlord;

(b)                                 debt service on Mortgages and any costs and expenses relating to a refinancing or debt modification, including legal fees, title insurance premiums, survey expenses, appraisal, environmental report, or engineering report;

(c)                                  leasing commissions, brokerage fees or legal fees incurred in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases and related documents with respect to the leasing, assignment or subletting of space for any occupant of the Building;

(d)                                 the cost of tenant installations incurred in connection with preparing space for a new tenant or refurbishing or renovating space for an existing tenant;

(e)                                  salaries and other compensations of personnel above the grade of building manager;

(f)                                    costs of compliance with the Americans with Disabilities Act;

(g)                                 capital costs, depreciation or amortization (except as provided in the list of inclusions for Operating Costs under item (k) above);

(h)                                 all costs applicable solely to any additional buildings constructed on the Project.

“Operating Year” means each respective calendar year or part thereof during the Term, or, at the Landlord’s option, any other 12-month period or part thereof designated by the Landlord during the Term.

“Parking Areas” means those portions of the Common Areas or other areas under Landlord’s control which from time to time are designated by the Landlord for the parking of automobiles and other automotive vehicles while engaged in business upon the Premises (other than while being used to make deliveries to and from the Premises).

“Person” means a natural person, a trustee, a corporation, a limited liability company, a partnership and/or any other form of legal entity.

“Premises” means that certain space having a rentable area of approximately 20,000 square feet (subject to measurement as provided herein) and located on the third (3rd) floor in The Ivory Building, 1020 Hull Street, Baltimore, Maryland 21230, as more particularly depicted on Exhibit B provided, that if at any time hereafter any portion of the Premises becomes no longer subject to this Lease, “Premises” shall thereafter mean so much thereof as remains subject to this Lease.

“Project” means that certain project located in Baltimore City known as Tide Point containing approximately ten (10) acres, more or less, together with the Building thereon.  The Project is more particularly shown on Exhibit A.

“Rent” means all Base Rent and all Additional Rent.

“Rules and Regulations” means the reasonable rules and regulations having uniform applicability to all tenants of the Project (subject to their respective leases) and governing their use and enjoyment of the Project; provided that such rules and regulations shall not materially interfere with the Tenant’s use and enjoyment of the Premises in accordance with this Lease for the purposes listed in subsection 6.1.

“Tax Year” means the 12-month period beginning July 1 of each year or such other 12-month period (deemed for the purposes of this Lease to have 365 days) established as a real estate tax year by the taxing authority having lawful jurisdiction over the Project.

“Taxes” means the aggregate of any and all real property and other taxes, metropolitan district charges, front-foot benefit assessments, special assessments and other taxes or public or private assessments or charges levied against any or all of the tax parcel containing the Premises.

“Tenant” means the Person hereinabove named as such and its successors and permitted assigns hereunder.

“Tenant Electric” means electric current supplied to or used in The Ivory Building during normal business hours, including, but not limited to, lights, outlets, VAV boxes, air handling units, any primary electric service charge and any specialized HVAC equipment serving the Premises.

“Tenant’s Proportionate Share” means a fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of square feet in the Building, subject to adjustment from time to time as such areas may change.

“Tenant’s Share of Increased Operating Costs” shall be the amount of (i) the Operating Costs for the Operating Year in question less the Base Operating Costs multiplied by (ii) the Tenant’s Proportionate Share.

“Tenant’s Share of Increased Taxes” shall be the amount of (i) the Taxes for the Tax Year in question less the Base Taxes multiplied by (ii) the Tenant’s Proportionate Share.

“Term” means the Original Term plus any exercised renewals thereof.

2.                                      PREMISES; MEASUREMENT.

2.1.                              Premises.  The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, the Premises, together, with the right to use, in common with others, the Common Areas.

2.2.                              Rentable Area.  The Stable area of the Premises shall be reasonably determined by the Landlord’s architect and shall be equal to the usable square feet of the Premises, determined in accordance with Baltimore Building Owners and Managers Association, International “Standard Method for Measuring Floor Area in Office Buildings,” multiplied by a common area factor to be calculated by Landlord’s architect and approved by Tenant.  The Tenant shall have the right to verify the usable square feet of the Premises at the Tenant’s sole cost.  The area as so determined is herein called the “Rentable Area.”  The Rentable Area shall also include the data and telecommunication termination point (patch panel room) on the third (3rd) floor of The Ivory Building.  Once the Rentable Area of the Premises has been verified and jointly agreed to, the parties shall enter into a confirmation agreement setting forth (i) the area of the Premises, (ii) the calculation of the Base Rent and (iii) the Tenants’ Proportionate Share.

2.3.                              Right of First Offer.  Provided that both on the date of Tenant’s exercise of its option in regard thereto, and on the date upon which such space is to be occupied by Tenant hereunder, (i) this Lease is in full force and effect and (ii) Tenant is not then in material default hereunder, Tenant shall have the right of first offer (the “Right of First Offer”), upon the conditions, and subject to the terms set forth in this section, to lease additional office space on the third (3rd) floor of The Ivory Building (the “Expansion Space”):

(a)                                  Tenant shall deliver written notice to the Landlord during the Original Term indicating that Tenant requires the Expansion Space.  The notice shall include (i) the size and location of the Expansion Space, (ii) the date on which the Tenant intends to occupy the Expansion Spate, and (iii) the Base Rent to apply to the Expansion Space which Landlord and Tenant agree shall be $[***] per rentable square foot with [***]% annual escalations.  Landlord will include as part of the Base Rent for the Expansion Space set forth above three (3) parking spaces per 1,000 square feet leased by Tenant.  Tenant has the option to increase the ratio of parking spaces from three (3) per 1,000 square feet leased by Tenant to five (5) spaces per 1,000 square feet leased by Tenant by giving Landlord fifteen (15) days written notice.  Tenant agrees to pay $[***] per month for each additional parking space.  The charges for the additional parking spaces shall be deemed Additional Rent in accordance with Section 4.4.2.

(b)                                 Within ten (10) days of Landlord’s receipt of Tenant’s written notice, Landlord shall deliver to Tenant written notice confirming receipt of Tenant’s notice requiring the Expansion Space.

(c)                                  Landlord and Tenant shall proceed in good faith to enter into an amendment to this Lease, which amendment shall incorporate the Expansion Space into the Premises and set forth (i) the Base Rent with respect to the Expansion Space as provided above, (ii) Tenant’s Proportionate Share to reflect the inclusion of the Expansion Space, (iii) the number of additional parking spaces allocated for the Expansion Space as provided above, (iv) recalculation of the common area factor charged on the entire space to reflect the entire floor’s original common area factor, (v) the lease term on the Expansion Space shall be coterminous with the term of the primary space, and (vi) any other important terms relating to the lease of the Expansion Space.

2.4.                              Right of First Refusal.

(a)                                  If, at any time after the Effective Date, Landlord receives from a third party a bona fide written offer to lease the Expansion Space which the Landlord desires to accept,, the Landlord, before accepting the offer, shall send the Tenant written notice of the proposed offer to lease the Expansion Space, which notice shall embody the terms of the offer and a copy of the offer, together with a written notification from the Landlord of Landlord’s intention to accept the offer embodied in the notice if the offer is not accepted by the Tenant.  The Tenant shall have the right, within seven (7) business days of the receipt of the written notice from Landlord (the “Refusal Period”), to accept the offer to lease the Expansion Space on the terms and conditions set forth in the written notice.  In the event the Tenant elects to accept the offer embodied in the written notice, the Tenant must do so by notifying Landlord by written notice within the Refusal Period.

(b)                                 If (i) the Tenant does not accept the offer embodied in the written notice within the Refusal Period provided in paragraph (a) hereof or (ii) on the date of Tenant’s acceptance of the offer to lease the Expansion Space or on the date upon which such Expansion Space is to be occupied by Tenant, (x) this Lease is not in full force and effect or (y) Tenant is in material default under the Lease beyond all applicable cure periods, then the offer embodied in the written notice shall be deemed withdrawn and the Landlord shall be free to lease the Expansion Space to third parties free and clear of this Right of First Refusal.

3.                                      TERM.

3.1.                              Original Term; Rent Commencement Date.  This Lease shall be for a term (the “Original Term”) commencing on the Effective Date and ending at 11:59 p.m. on the third (3rd) anniversary of the last day of the month in which the Rent Commencement Date shall occur (which date is hereinafter referred to as the “Termination Date”).

Monthly payments of Base Rent, Additional Rent and all other charges under this Lease shall commence on the Rent Commencement Date which shall be the earliest to occur of:  (i) May 1, 2002; (ii) the date upon which Tenant secures telecommunication service to the Premises; provided that Tenant agrees to promptly order such services; or (iii) the date upon which the Tenant actually moves into occupancy of the Premises and conducts business therein.  Tenant shall have access to the Premises after full lease execution for installation of telecommunication and network wiring.  It is Tenant’s goal to move into the Premises on or about April 15, 2002.

3.2.                              Confirmation of Commencement and Termination.  After (a) the Rent Commencement Date or (b) the expiration of the Term or any earlier termination of this Lease by action of law or in any other manner, the Landlord shall confirm in writing by instrument in recordable form that, respectively, such rent commencement or such termination has occurred, setting forth therein, respectively, the Rent Commencement Date and the Termination Date.

3.3.                              Renewal.  Tenant shall have the option to renew the Term of this Lease for two periods of one (1) year each (each, a “Renewal Term”).  Tenant shall exercise the option by providing written notice to Landlord of its election to exercise such option no later than six (6) months prior to the expiration of the Term; provided, however, that Tenant’s option to renew shall be subject to the condition that no default shall have occurred and be continuing after applicable notice and cure periods have expired as of the date of Tenant’s exercise of such option or as of the date of commencement of the Renewal Term; and provided further, that if Tenant’s estate hereunder shall terminate prior to the commencement of the Renewal Term, Tenant’s option to renew shall expire upon such termination.  Tenant shall have no other right to renew this Lease after the Renewal Term.

Except as otherwise expressly provided in this Lease, all terms, covenants, and conditions of this Lease shall remain in full force and effect during the Renewal Term, except that the Rent applicable to the Renewal Tern] shall be as set forth in Section 4.1(b).  In no event shall the Rent for the Renewal Term be less than the Rent in effect at the expiration of the immediately preceding Term of the Lease.  If the Tenant fails to give notice exercising the foregoing option by the date required herein, or if at the time Tenant exercises such option or at commencement of the Renewal Term the Tenant is in default of any term of this Lease, or if this Lease is assigned by Tenant or the Premises is sublet in whole or part in violation of Section 14, then Tenant’s rights and options to renew shall be automatically terminated and of no further force or effect.

3.4.                              Surrender.  The Tenant at its expense at the expiration of the Term or any earlier termination of this Lease, shall (a) promptly surrender to the Landlord possession of the Premises (including any fixtures or other improvements which, under Section 10, are owned by the Landlord) in good order and repair (ordinary wear and tear excepted) and broom clean, (b) remove therefrom all signs, goods, effects, machinery, fixtures and equipment used in conducting the Tenant’s trade or business which are neither part of the Building Service Equipment nor owned by the Landlord, and (c) repair any damage caused by such removal.

3.5.                              Holding Over.  If the Tenant continues to occupy the Premises after the expiration of the Term or any earlier termination of this Lease after obtaining the Landlord’s express, written consent thereto, then:

(a)                                  such occupancy (unless the parties hereto otherwise agree in writing) shall be deemed to be under a month-to-month tenancy, which shall continue until either party hereto notifies the other in writing, at least two months before the end of any calendar month, that the notifying party elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate;

(b)                                 anything in this section to the contrary notwithstanding, the Rent payable for each such monthly period shall equal the sum of (a) one-twelfth (1/12) of that amount which is equal to 150% of the Base Rent for the Lease Year during which such expiration of the Term or termination of this Lease occurs, plus (b) the Additional Rent payable under subsection 4.2; and

(c)                                  except as provided herein, such month-to-month tenancy shall be on the same terms and subject to the same conditions as those set forth in this Lease; provided, however, that if the Landlord gives the Tenant, at least one month before the end of any calendar month during such month-to-month tenancy, written notice that such tents and conditions (including any thereof relating to the amount and payment of Rent) shall, after such month, be modified in any manner specified in such notice, then such tenancy shall, after such month, be upon the said terms and subject to the said conditions, as so modified.

4.                                      RENT; SECURITY DEPOSIT.

As Rent for the Premises, the Tenant shall pay to the Landlord all of the following:

4.1.                              Base Rent.

(a)                                  An annual rent (the “Base Rent”) for the Original Tenant shall be determined by multiplying the actual rentable square footage as determined in accordance with Section 2.2 hereof by the “Per Square Foot” as stated below applicable to the particular Lease Year.  The following chart illustrates Base Rent based on a rentable area of 20,000 square feet, but shall be adjusted based on the actual rentable square footage of the Premises:

Lease Year	Per Square Foot		Monthly		Annual
1	$	[***]	$	[***]	$	[***]
2	$	[***]	$	[***]	$	[***]
3	$	[***]	$	[***]	$	[***]

(b)                                 The Base Rent for the Renewal Term shall be determined by multiplying the actual rentable square footage as determined in accordance with Section 2.2 hereof by the “Per Square Foot” as stated below applicable to the particular Lease Year.  The following charts illustrate Base Rent based on a rentable area of 20,000 square feet, but shall be adjusted based on the actual rentable square footage of the Premises:

First Renewal Term

Lease Year	Per Square Foot		Monthly		Annual
1	$	[***]	$	[***]	$	[***]

Second Renewal Term

Lease Year	Per Square Foot		Monthly		Annual
1	$	[***]	$	[***]	$	[***]

(c)                                  Landlord has included as part of the Base Rent set forth above three (3) parking spaces per 1,000 square feet leased by Tenant for a total of sixty (60) parking spaces (the “Parking Spaces”).  Landlord agrees to reserve two (2) of the Parking Spaces for Tenant in the parking area outside of The Ivory Building lobby area and three (3) of the Parking Spaces for Tenant in the parking area outside of The Tide Building (the “Tide Parking Lot”).  Tenant has the option to increase the ratio of Parking Spaces from three (3) spaces per 1,000 square feet leased by Tenant to five (5) spaces per 1,000 square feet leased by Tenant by giving Landlord fifteen (15) days written notice, but in no event shall Tenant be entitled to increase its Parking Spaces by more than a total of forty (40) parking spaces.  Tenant agrees to pay $[***] per month for each additional Parking Space.  The charges for the additional Parking Spaces shall be deemed Additional Rent and payable in accordance with Section 4.4.2.

4.2.                              Additional Rent.  Additional rent (“Additional Rent”) shall include any and all charges or other amounts which the Tenant is obligated to pay to the Landlord under this Lease, other than the Base Rent.

4.3.                              Operating Costs.

4.3.1.                     Computation.  Within one hundred twenty (120) days after the end of each calendar year during the Term, the Landlord shall compute the total of the Operating Costs incurred for the Building during such calendar year, and the Landlord shall allocate them to each separate rentable space within the Building in proportion to the respective operating costs percentages assigned to such spaces; provided that anything in this subsection 4.3 to the contrary notwithstanding, wherever the Tenant and/or any other tenant of space within the Building has agreed in its lease or otherwise to provide any item of such services partially or entirely at its own expense, or wherever in the Landlord’s reasonable judgment any such significant item of expense is not incurred with respect to or for the benefit of all of the net rentable space within the Building, in allocating the Operating Costs pursuant to this subsection, the Landlord shall make an appropriate adjustment, using generally accepted accounting principles, as aforesaid, so as to avoid allocating to the Tenant or to such other tenant (as the case may be) those Operating Costs covering such services already being provided by the Tenant or by such other tenant at its own expense, or to avoid allocating to all of the net rentable space within the Project those Operating Costs incurred only with respect to a portion thereof, as aforesaid.  The Tenant shall have the right to review the books and records of the Landlord with respect to the calculation of Operating Costs for the prior Lease Year at the Landlord’s office during normal business hours, at the Tenant’s sole expense; provided (i) the Tenant provides at least five (5) business days’ advance written notice to the Landlord of its desire to inspect such books and records, and (ii) such request is made within one hundred twenty (120) days after the Operating Costs Statement is delivered by the Landlord to the Tenant.

4.3.2.                     Payment as Additional Rent.  For each Operating Year, the Tenant shall pay as Additional Rent to the Landlord, in the manner provided herein, Tenant’s Share of Increased Operating Costs.  The Landlord shall send to the Tenant an annual statement setting forth the Operating Costs for the applicable calendar year.  Notwithstanding the actual costs, Tenant’s Share of Increased Operating Costs shall not increase by more than [***] percent ([***]%) per year.

4.3.3.                     Proration.  If only part of any calendar year falls within the Term, the amount computed as Tenant’s Share of Increased Operating Costs for such calendar year under this subsection shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration of the Term before the end of a calendar year shall not impair the Tenant’s obligation hereunder to pay such prorated portion of Tenant’s Share of Increased Operating Costs for that portion of such calendar year falling within the Term, which amount shall be paid on demand).

4.3.4.                     Landlord’s Right to Estimate.  Anything in this subsection to the contrary notwithstanding, the Landlord, at its reasonable discretion, may (a) make from time to time during the Term a reasonable estimate of the Additional Rent which may become due under this subsection for any calendar year, (b) require the Tenant to pay to the Landlord for each calendar month during such year one twelfth (1/12) of such Additional Rent, at the time and in the manner that the Tenant is required hereunder to pay the monthly installment of the Base Rent for such month, and (c) increase or decrease from time to time during such calendar year the amount initially so estimated for such calendar year, all by giving the Tenant written notice thereof, accompanied by a schedule setting forth in reasonable detail the expenses comprising the Operating Costs, as so estimated.  In such event, the Landlord shall cause the actual amount of such Additional Rent to be computed and certified to the Tenant within one hundred twenty (120) days after the end of such calendar year.  Any overpayment or deficiency in the Tenant’s payment of Tenant’s Share of Increased Operating’ Costs shall be adjusted between the Landlord and the Tenant; the Tenant shall pay the Landlord or the Landlord shall credit to the Tenant’s account (or, if such adjustment is at the end of the Term, the Landlord shall pay to the Tenant), as the case may be, within thirty (30) days after such notice to the Tenant, such amount necessary to effect such adjustment.  The Landlord’s failure to provide such notice within the time prescribed above shall not relieve the Tenant of any of its obligations hereunder.

4.4.                              When Due and Payable.

4.4.1.                     Base Rent.  The Base Rent for any Lease Year shall be due and payable in twelve (12) consecutive, equal monthly installments, in advance, on the first (1st) day of each calendar month during such Lease Year.  In addition, if the Rent Commencement Date falls on a day other than the first day of a calendar month, then the Base Rent for the first month of the Term shall be prorated based on the number of days remaining in that month and such amount shall be due and payable on the Rent Commencement Date.

4.4.2.                     Additional Rent.  Any Additional Rent accruing to the Landlord under this Lease, except as is otherwise set forth herein, shall be due and payable when the installment of Base Rent next falling due after such Additional Rent accrues and becomes due and payable, unless the Landlord makes written demand upon the Tenant for payment thereof at any earlier time, in which event such Additional Rent shall be due and payable at such time.

4.4.3.                     No Set-Off; Late Payment.  Each such payment shall be made promptly when due, without any deduction or setoff whatsoever, and without demand, failing which the Tenant shall pay to the Landlord as Additional Rent, after the fifth (5th) day after such payment remains due but unpaid, a late charge equal to five percent (5%) of such payment which remains due but unpaid.  In addition, any payment that is not paid by the tenth (10th) day after such payment is due shall bear interest at the Default Rate.  Any payment made by the Tenant to the Landlord on account of Rent may be credited by the Landlord to the payment of any Rent then past due before being credited to Rent currently falling due.  Any such payment which is less than the amount of Rent then due shall constitute a payment made on account thereof, the parties hereto hereby agreeing that the Landlord’s acceptance of such payment (whether or not with or accompanied by an endorsement or statement that such lesser amount or the Landlord’s acceptance thereof constitutes payment in full of the amount of Rent then due) shall not alter or impair the Landlord’s rights hereunder to be paid all of such amount then due, or in any other respect.

4.5.                              Where Payable.  The Tenant shall pay the Rent, in lawful currency of the United States of America, to the Landlord by delivering or mailing it to the Landlord’s address which is set forth in section 20, or to such other address or in such other manner as the Landlord from time to time specifies by written notice to the Tenant.

4.6.                              Tax on Lease.  If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge directly or indirectly upon (a) the Landlord with respect to this Lease or the value thereof, (b) the Tenant’s use or occupancy of the Premises, (c) the Base Rent, Additional Rent or any other sum payable under this Lease, or (d) this transaction, then the Tenant shall pay the amount thereof as Additional Rent to the Landlord upon demand, unless the Tenant is prohibited by law from doing so, in which event the Landlord, at its election may terminate this Lease by giving written notice thereof to the Tenant.

4.7.                              Cash Security Deposit or Letter of Credit.  On the Effective Date, Tenant shall deliver to Landlord a cash security deposit in the amount of two months of Base Rent or an unconditional irrevocable letter of credit issued by a commercial bank reasonably acceptable to Landlord payable to Landlord or Landlord’s assigns as “beneficiary” in the amount of two months of Base Rent for the first (1st) year of the Original Term (the “Letter of Credit”) as security for the performance of the Tenant’s covenants and obligations under this Lease for the Term.  Provided there is no Event of Default, the cash security deposit or the Letter of Credit, as the case may be, shall reduce by one-third (1/3) at the end of each Lease Year.  At the end of the Original Term, the remaining cash security deposit shall be returned to Tenant or the Letter of Credit shall expire, as the case may be.

If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord shall have the right to draw against the Letter of Credit and hold the funds for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby.  If Landlord so uses or applies all or any portion of said Letter of Credit, Tenant shall within ten (10) days after written demand therefor restore the amount of the Letter of Credit drawn so that the Letter of Credit is restored to the amount existing prior to any drawing.

On termination of this Lease, the Landlord shall return the Letter of Credit to Tenant.  The Letter of Credit shall be assignable to any Mortgagee or purchaser of the Project.

5.                                      TAXES.

5.1.                              Payment.  For each Tax Year, the Tenant shall pay to the Landlord, in the manner provided herein, Tenant’s Share of Increased Taxes.

5.2.                              Proration.  If only part of any Tax Year falls within the Term, the amount computed as Tenant’s Share of Increased Taxes for such Tax Year under this subsection shall be prorated in proportion to the portion of such Tax Year falling within the Term (but the expiration of the Term before the end of a Tax Year shall not impair the Tenant’s obligations hereunder to pay such prorated portion of Tenant’s Share of Increased Taxes for that portion of such Tax Year falling within the Term, which amount shall be paid on demand).

5.3.                              Method of Payment.  Tenant’s Share of increased Taxes shall be paid by the Tenant, at the Landlord’s election (i) in advance, in equal monthly installments in such amounts as are estimated and billed for each Tax Year by the Landlord at the commencement of the Term and at the beginning of each successive Tax Year during the Term, each such installment being due on the first day of each calendar month or (ii) in a lump sum, following the Landlord’s receipt of the tax bill for the Tax Year in question, and calculation of Tenant’s Share of Increased Taxes with respect thereto.  If the Landlord has elected that the Tenant pay Tenant’s Share of Increased Taxes in installments, in advance, then, at any time during a Tax Year, the Landlord may re-estimate Tenant’s Share of Increased Taxes and thereafter adjust the Tenant’s monthly installments payable during the Tax Year to reflect more accurately Tenant’s Share of Increased Taxes.  Landlord shall provide Tenant with reasonable explanation of the Landlord’s calculation of Tenant’s Share of Increased Taxes including assumptions for the increase.  Within ninety (90)

days after the Landlord’s receipt of tax bills for each Tax Year, the Landlord will notify the Tenant of the amount of Taxes for the Tax Year in question and the amount of Tenant’s Share of Increased Taxes thereof.  Any overpayment or deficiency in the Tenant’s payment of Tenant’s Share of Increased Taxes for each Tax Year shall be adjusted between the Landlord and the Tenant; the Tenant shall pay the Landlord or the Landlord shall credit to the Tenant’s account (or, if such adjustment is at the end of the Term, the Landlord shall pay the Tenant), as the case may be, within thirty (30) days after such notice to the Tenant, such amount necessary to effect such adjustment.  The Landlord’s failure to provide such notice within the time prescribed above shall not relieve the Tenant of any of its obligations hereunder.

5.4.                              Taxes on Rent.  In addition to Tenant’s Share of Increased Taxes, the Tenant shall pay to the appropriate agency any sales, excise and other tax (not including, however, the Landlord’s income taxes) levied, imposed or assessed by the State of Maryland or any political subdivision thereof or other taxing authority upon any Rent payable hereunder.  The Tenant shall also pay, prior to the time the same shall become delinquent of payable with penalty, all taxes imposed on its inventory, furniture, trade fixtures, apparatus, equipment, leasehold improvements installed by the Tenant or by the Landlord on behalf of the Tenant and any other property of the Tenant.

5.5.                              Tax Credits.  Landlord hereby discloses to Tenant that the Property is expected to benefit from certain real property tax credits for historic restorations and rehabilitations pursuant to Tax Property Article 9-103 of the Annotated Code of Maryland.  Such credits will inure to Tenant’s benefit by virtue of lower Taxes.  Such credits will phase out over a period of ten years resulting in an increase of Taxes over that period of time.  Within ten (10) business days of full execution of the Lease, Landlord shall provide Tenant with a tax credit phase out schedule so that Tenant may reasonably project the increases in taxes which may be passed through to Tenant.

6.                                      USE OF PREMISES.

6.1.                              Nature of Use.  The Tenant shall use the Premises only for general office purposes.

6.2.                              Compliance with Law and Covenants.  The Tenant, throughout the Term and at its sole expense, in its use and possession of the Premises, shall:

(a)                                  comply promptly and fully with (i) all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and all departments, commissions, boards and officers thereof;

(b)                                 pay when due all personal property taxes, income taxes, license fees and other taxes assessed, levied or imposed upon the Tenant or any other person in connection with the operation of its business upon the Premises or its use thereof in any other manner; and

(c)                                  not obstruct, annoy or interfere with the rights of other tenants.

6.3.                              Mechanics’ Liens.  Without limiting the generality of the foregoing provisions of this section, the Tenant shall not create or permit to be created, and if created shall discharge or have released, any mechanics’ or materialmens’ lien arising while this Lease is in effect and affecting any or all of the Premises, the Building and/or the Project, and the Tenant shall not permit any other matter or thing whereby the Landlord’s estate, right and interest in any or all of the Premises, the Building and/or the Project might be impaired.  The Tenant shall defend, indemnify and hold harmless the Landlord against and from any and all liability, claim of liability or expense (including but not limited to that of reasonable attorneys’ fees) incurred by the Landlord on account of any such lien or claim.

6.4.                              Signs.  The Tenant shall have no right, to erect signs upon the Premises or the remainder of the Building or the Project without the prior written consent of Landlord.  Any exterior signage must be approved by the local Baltimore City government and the National Park Service.  The Landlord shall provide, at the Landlord’s sole expense for the first time only, customary identification of the Tenant’s business on the lobby directory of the Building.  All other signs, including any sign on the main entry of the Premises, shall be paid for by Tenant.  Landlord shall work with Tenant in good faith to secure for Tenant exterior signage on the Building which, at Tenant’s option, shall face the Tide Building or Baltimore’s Inner Harbor.  Tenant shall pay all costs, including Landlord’s costs, associated with the request for approval from local Baltimore City government and the National Park Service and all costs associated with the installation of signage.  If signage is approved by the local Baltimore City government and the National Park Service, Landlord will approve such signage.  Tenant shall also pay all costs of deinstallation of such sign after Tenant’s tenancy of the Building and for any repairs to the Building after deinstallation.

6.5.                              License.

6.5.1.                     Grant of License.  The Landlord hereby grants to the Tenant a non-exclusive license to use (and to permit its officers, directors, agents, employees and invitees to use), in the course of conducting business at the Premises, the Common Areas.

6.5.2.                     Non-Exclusive License.  Such license shall be exercised in common with the exercise thereof by the Landlord, the other tenants or occupants of the Project, and their respective officers, directors, agents, employees and invitees

6.5.3.                     Parking Areas; Changes.

(a)                                  The Landlord reserves the right to change the entrances, exits, traffic lanes, boundaries and locations of the Parking Areas.  The Landlord reserves the right to designate for the specific account of the Tenant, and/or of other tenants of the Project, specific parking areas or spaces constructed around, within or under the Project.  All Parking Areas and facilities which may be furnished by the Landlord in or near the Project, including any employee parking areas, truckways, loading docks, pedestrian sidewalks and ramps, landscaped areas and other areas and improvements which may be provided by the Landlord for the Tenant’s exclusive use or for general use, in common with other tenants, their officers, agents, employees and visitors, shall at all times be subject to the Landlord’s exclusive control and management, and the Landlord shall have the right from time to time to establish; modify and enforce reasonable rules and regulations with respect thereto.  The Landlord shall have the right to (a) police the Common Areas, (b) establish and from time to time to change the level of parking surfaces, (c) close all or any portion of the Common Areas to such extent as, in the opinion of the Landlord’s counsel, may be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein, (d) close temporarily all or any portion of the Parking Areas, (e) discourage non-tenant parking, and (f) do and perform such other acts in and to the Common Areas as, in the use of good business judgment, the Landlord determines to be advisable, with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and visitors.  The Tenant shall cause its officers, agents and employees to park their automobiles only in such areas as the Landlord from time to time may designate by written notice to the Tenant as employee parking areas, and the Tenant shall not use or permit the use of any of the Common Areas in any manner which will obstruct the driveways or throughways serving the Parking Areas or any other portion of the Common Areas allocated for the use of others.

(b)                                 The Tenant has the nonexclusive right to use sixty (60) on-site parking spaces (which includes 5 reserved spaces) during the Term of this Lease as provided in Section 4.1(c) and has the option to increase the number of spaces as provided for in that Section.  At Landlord’s request, Tenant shall provide license plate numbers for its employees and otherwise cooperate with Landlord’s management of the Parking Areas, which may include attended parking service.  Such parking expenses shall be part of Operating Costs.

6.5.4.                     Alterations.  The Landlord reserves the right at any time and from time to time (i) to change or alter the location, layout, nature or arrangement of the Common Areas or any portion thereof, including but not limited to the arrangement and/or location of entrances, passageways, doors, corridors, stairs, lavatories, elevators, parking areas, and other public areas of the Building, and (ii) to construct additional improvements on the Project and make alterations thereof or additions thereto and build additional stories on or in any such buildings adjoining the same; provided, however, that no such change or alteration shall deprive the Tenant of access to the Premises.  The alterations made in accordance with this Section shall not be included in Operating Costs.

6.5.5.                     Use of Common Areas.

(a)                                  The Landlord shall at all times have full and exclusive control, management and direction of the Common Areas

(b)                                 The Tenant shall maintain in a neat and clean condition that area designated by the Landlord as the refuse collection area, and shall not place or maintain anywhere within the Project, other than within the area which may be designated by Landlord from time to time as such refuse collection area, any trash, garbage or other items, except as may otherwise be expressly permitted by this Lease.

6.6.                              Liability of Landlord.  The Landlord and its agents and employees shall not be liable to the Tenant or any other person whatsoever (a) for any injury to person or damage to Project caused by any defect in or failure of equipment, pipes, wiring or broken glass, or the backing up of any drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises, or (b) for any loss or damage that may be occasioned by or through the acts or omissions of any other tenant of the Project or of any other person whatsoever, in each case other than due to the gross negligence or willful misconduct of the Landlord or its employees or agents or contractors.

6.7.                              Floor Load.  The Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry which is 100 lbs. per square foot.  The Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment, and to prescribe the reinforcing necessary, if any, which in the opinion of the Landlord may be required under the circumstances, such reinforcing to be at the Tenant’s sole expense.  Business machines and mechanical equipment shall be placed and maintained by the Tenant in settings sufficient in the Landlord’s judgment to absorb and prevent vibration and noise, and the Tenant shall, at its sole expense, take such steps as the Landlord may direct to remedy any such condition.

6.8.                              Hazardous Materials.  The Tenant warrants and agrees that the Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by the Tenant, its agents, employees, contractors or invitees.  If the Tenant breaches the obligations stated in the preceding sentence, then the Tenant shall indemnify, defend and hold the Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, the Building and the Project generally, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building or the Project generally, damages from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, reasonable attorneys’ fees, reasonable consultant fees and reasonable expert fees) which arise during or after the Term as a result of such contamination.

7.                                      INSURANCE AND INDEMNIFICATION.

7.1.                              Insurance.  At all times from and after the earlier of (i) the entry by the Tenant into the Premises, or (ii) the Rent Commencement Date, the Tenant shall take out and keep in full force and effect, at its expense:

(a)                                  commercial general liability insurance with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate, which limit may be reasonably increased by Landlord to reflect changing legal liability standards;

(b)                                 special form property insurance written at full replacement cost value and with replacement cost endorsement in an amount not less than Two Million Dollars ($2,000,000.00) covering all of Tenant’s property, except for improvements which are part of the Landlord’s Work;

(c)                                  worker’s compensation or similar insurance in form and amounts required by law; and

(d)                                 such other insurance in such types and amounts as Landlord may reasonably require, provided that such other insurance is in accordance with standards generally accepted for comparable buildings in the downtown Baltimore area.

7.2.                              Tenant’s Contractor’s Insurance.  The Tenant shall require any contractor of the Tenant performing work in, on or about the Premises to take out and keep in full force and effect, at no expense to the Landlord, such insurance as Landlord may reasonably require.

7.3.                              Policy Requirements.

7.3.1.                     The company or companies writing any insurance which the Tenant is required to take out and maintain or cause to be taken out or maintained pursuant to subsections 7.1 and/or 7.2, as well as the form of such insurance, at all times be subject to the Landlord’s approval, and any such company or companies shall be licensed to do business in the State of Maryland and have a rating of at least A or better and a financial size rating of XII or larger from Best’s Key Rating Guide and Supplemental Service (or comparable rating from a comparable insurance rating service).  Public liability and all-risk casualty insurance policies evidencing such insurance shall name the Landlord and/or its designees (including, without limitation, any Mortgagee) as additional insureds, shall be primary and noncontributory, and shall also contain a provision by which the insurer agrees that such policy shall not be cancelled, materially changed, terminated or not renewed except after thirty (30) days’ advance written notice to the Landlord and/or such designees.

7.4.                              Indemnities by Tenant and Landlord.

7.4.1.                     Notwithstanding any policy or policies of insurance required of the Tenant, the Tenant, for itself and its successors and assigns, to the extent permitted by law, shall defend, indemnify and hold harmless the Landlord, the Landlord’s agents and any Mortgagee against and from any and all liability or claims of liability by any person asserted against or incurred by the Landlord and/or such agent or Mortgagee in connection with (i) the use, occupancy, conduct, operation or management of the Premises by the Tenant any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees during the Term; (ii) any work or thing whatsoever done or not done on the Premises during the Term performed by Tenant, its employees, agents or contractors; (iii) any breach or default in performing any of the obligations under the provisions of this Lease and/or applicable law by the Tenant or any of its agents, contractors, servants, employees, licensees, suppliers, materialmen or invitees during the Term; (iv) any negligent, intentionally tortuous or other act or omission by the Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees during the Term; or (v) any injury to or death of any person or any damage to any property occurring upon the Premises (whether or not such event results from a condition existing before the execution of this Lease or resulting in the termination of this Lease), and from and against all costs, expenses and liabilities incurred in connection with any claim, action, demand, suit at law, in equity or before any administrative tribunal, arising in whole or in part by reason of any of the foregoing (including, by way of example rather than of limitation, the fees of attorneys, investigators and experts), all regardless of whether such claim, action or proceeding is asserted before or after the expiration of the Term or any earlier termination of this Lease.

7.4.2.                     If any such claim, action or proceeding is brought against the Landlord and/or any agent or Mortgagee, the Tenant, if requested by the Landlord or such agent or Mortgagee, and at the Tenant’s expense, promptly shall resist or defend such claim, action or proceeding or cause it to be resisted or defended by an insurer.  The Landlord, at its option, shall be entitled to participate in the selection of counsel, settlement and all other matters pertaining to such claim, action or proceeding, all of which shall be subject, in any case, to the prior written approval of the Landlord.

7.4.3.                     Subject to the provisions of subsection 7.8, the Landlord hereby agrees for itself and its successors and assigns to indemnify and save the Tenant harmless from and against any liability or claims of liability arising solely out of the gross negligence or intentional acts and omissions of the Landlord, its agents or employees or contractors.

7.5.                              Landlord Not Responsible for Acts of Others.  The Landlord shall not be responsible or liable to the Tenant, or to those claiming by, through or under the Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying or using space adjoining the Premises or any part of the premises adjacent to or connecting with the Premises or any other part of the Building or the Project, or for any loss or damage resulting to the Tenant (or those claiming by, through or under the Tenant) or its or their property, from (a), the breaking, bursting, stoppage or leaking of electrical cable and/or wires, or water, gas, sewer or steam pipes, (b) falling plaster, or (c) dampness, water, rain or snow in any part of the Building except in the case where Tenant has duly notified the Landlord of such problem and Landlord has the obligation under this Lease to correct such problem and has failed to take remedial action in a timely manner.  To the maximum extent permitted by law, the Tenant agrees to use and occupy the Premises, and to use such other portions of the Project as the Tenant is herein given the right to use, at the Tenant’s own risk.

The Landlord is not obligated to protect from the criminal acts of third parties the Tenant, Tenant’s agents, customers, invitees or employees, the Premises or the property of Tenant or any property of any of Tenant’s agents, customers, invitees or employees.  Tenant hereby acknowledges that Tenant has the sole responsibility for the protection of the Premises, the Tenant’s property and the Tenant’s customers, agents, invitees and employees.  Tenant acknowledges that, if Landlord shall provide security guards for the Common Areas, Landlord does not represent, guarantee, or assume responsibility that Tenant will be secure from any claims or causes of action relating to such security guards.

7.6.                              Landlord’s Insurance.  During the Term, the Landlord shall maintain, in commercially reasonable amounts, (a) insurance on the Project against loss or damage by fire and all of the hazards included in the extended coverage endorsement at full replacement cost value, (b) comprehensive liability and property damage insurance with respect to the Common Areas, against claims for personal injury or death, or property damage suffered by others occurring in, on or about the Project, and (c) any other insurance, in such form and in such amounts as are deemed reasonable by the Landlord, including, without limitation, rent continuation and business interruption insurance, theft insurance and workers’ compensation, flood and earthquake, and boiler and machinery insurance.  The costs and expenses of any and all insurance carried by the Landlord pursuant to the provisions of this subsection 7.6 shall be deemed a part of Operating Costs.

7.7.                              Increase in Insurance Premiums.  The Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises, the Building or the Project which will contravene the Landlord’s policies of hazard or liability insurance or which will prevent the Landlord from procuring such policies from companies acceptable to the Landlord.  If anything done, omitted to be done, or suffered by the Tenant to be kept in, upon or about the Premises, the Building or the Project shall cause the rate of fire or other insurance on the Premises, the Building or the Project to be increased beyond the minimum rate from time to time applicable to the Premises or to any such other property for the use or uses made thereof, the Tenant shall pay to the Landlord, as Additional Rent, the amount of any such increase upon the Landlord’s demand therefor.

7.8.                              Waiver of Right of Recovery.  To the extent that any loss or damage to the Premises, the Building, the Project, any building, structure or other tangible property, or resulting loss of income, or losses under workers’ compensation laws and benefits, are covered by insurance, neither party shall be liable to the other party or to any insurance company insuring the other party (by way of subrogation or otherwise), even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees.

8.                                      SERVICES AND UTILITIES.

(a)                                  Landlord shall provide the following services and utilities during normal business hours on all days except Saturdays, Sundays, and federal and state holidays, or unless otherwise stated below.  Cost of such services shall be included as an Operating Cost.

(i)            when necessary during normal business hours, central heating and air conditioning in the Premises and the Common Areas at temperature levels customary for comparable office buildings in the immediate vicinity (Landlord and Tenant agree that Tenant shall have the right to operate the HVAC system serving the Premises on an after-hours basis and shall pay for such expense in accordance with Section 8(b));

(ii)           janitorial services five business days per week; and

(iii)          three passenger elevators, to be used in common with other tenants, except for the occasion of a temporary repair or replacement of the elevators.

“Normal business hours” for purposes of clause (a) above shall be deemed to mean the periods from 8:00 a.m. until 6:00 p.m. on business days (Monday through Friday) and from 8:00 a.m. until 1:00 p.m. on Saturdays. Tenant shall nonetheless have access to the Premises and elevators seven (7) days a week, twenty-four (24) hours a day, subject to and in accordance with any security procedures that Landlord may have in place.

(b)                                 Tenant shall pay Tenant’s pro rata share of Tenant Electric.  In addition, Tenant shall pay for all costs of after-hours HVAC service used by Tenant at an hourly rate mutually agreed upon by Landlord and Tenant.  Electric current supplied to or used in the Premises shall be set at the rate prevailing for Tenant’s class of use as established by the company or companies chosen by Landlord or its designee to provide electricity to the Premises.  Upon reasonable prior notice, Landlord or its designated electric service provider may have access to the Premises to install equipment necessary to deliver electric service to the Premises or the Building provided that Landlord or the utility company shall restore the Premises to its condition prior to the commencement of such work.  Landlord reserves the right to switch electricity providers, if legally permissible, at any time.  Landlord shall not be liable to Tenant for damages arising as a result of service interruptions caused by any electric service provider.  Electric current supplied to or used in the Premise shall be measured by a submeter.

(c)                                  Any failure by the Landlord to furnish any of the foregoing services or utilities, resulting from circumstances beyond the Landlord’s reasonable control or from interruption of such services due to repairs or maintenance, shall not render the Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of the Tenant, nor cause an abatement of rent hereunder, nor relieve the Tenant from any of its obligations hereunder, unless caused by Landlord or its agents, employees and/or contractors.  If any public utility or governmental body shall require the Landlord or the Tenant to restrict the consumption of any utility or reduce any service for the Premises or the Building, the Landlord and the Tenant shall comply with such requirements, whether or not the services and utilities referred to in this section 8 are thereby reduced or otherwise affected, without any liability on the part of the Landlord to the Tenant or any other person or any reduction or adjustment in rent payable hereunder.  The Landlord and its agents shall be permitted reasonable access to the Premises for the purpose of installing and servicing systems within the Premises deemed necessary by the Landlord to provide the services and utilities referred to in this Section 8 to the Tenant and other tenants in the Building.

(d)                                 Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which such utilities are supplied to, distributed in or serve the Premises beyond normal office uses.  If Tenant desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities existing, such installation shall be subject to Landlord’s prior written approval of Tenant’s plans and specifications therefor.  If such installation is approved by Landlord and if Landlord provides such additional facilities to accommodate Tenant’s installation, Tenant agrees to pay Landlord, on demand, the cost for providing such additional utility facilities or utility facilities of greater capacity.  Landlord shall not be responsible for providing any meters or other devices for the measurement of utilities supplied to the Premises.  In addition, if Tenant requires lighting other than the standard lighting provided by Landlord for the Building, Tenant shall be required to pay Landlord on demand for the additional costs of such lighting, including light bulb replacement.

(e)                                  Landlord shall cause to be operated a trash removal service for the Project, the costs and expenses of which shall be a part of Operating Costs.  In the event that Tenant’s use of the Premises requires trash removal services in excess of that required for standard office tenants, Tenant shall pay to Landlord, as additional rent all costs and expenses in excess of the trash removal costs which are attributable to such excess usage.

(f)                                    In the event Tenant wishes, at any time, to utilize the services of a telecommunications provider who is not then authorized by the Landlord to provide telecommunications services to tenants in the Building, such provider shall be permitted to install its lines or other equipment within the Building after it secures the prior written approval of the Landlord.  Landlord hereby authorizes Verizon, Worldcom, and Telephonet to provide telecommunication services to the Building.  Tenant shall use its best efforts to get such vendors to execute license and access agreements reasonably acceptable to Landlord provided that such agreements do not materially alter the telecommunication service to Tenant or increase the costs to Tenant of such telecommunication services.  Landlord’s approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider.  Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord’s satisfaction, it shall be reasonable for Landlord to refuse to give its approval:  (i) Landlord shall incur no expense whatsoever with respect to any aspect of the provider’s provision of its services, including, without limitation, the costs of installation, materials and services; (ii) the provider shall agree to use the Building’s central communications distribution system (“CDS”) to deliver telecommunications services to Tenant (unless the CDS is not physically capable of delivering such services); (iii) prior to commencement of any work in or about the Building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the provider; (iv) the provider agrees in writing to abide by such rules and regulations, Building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building, and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations as described in this Lease; (v) Landlord reasonably determines that there is sufficient space in the Building for the placement of all of the provider’s equipment and materials; (vi) Landlord receives from the provider such compensation as is reasonably determined by Landlord to compensate it for the fair market value of a provider’s occupancy of the Building, and the costs which may reasonably be expected to be incurred by Landlord in conjunction with the provider’s occupancy of and activities within the Building; and (vii) all of the foregoing matters are documented in a written agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord.

Except as otherwise authorized in writing by Landlord, all communications services provided to Tenant shall be delivered via the Building’s CDS.  Landlord may charge Tenant’s service providers fees for use of the CDS (“CDS Fees”), which includes monthly recurring fees (“Recurring CDS Fees”) for use of each circuit of the CDS used in the delivery of communications services to Tenant, and non-recurring fees (“Non-Recurring CDS Fees”) relating to activities such as moves, adds and changes of circuits which Landlord or Landlord’s agents are making.  In the event that a service provider refuses for any reason to pay the CDS Fees directly to Landlord, or if Tenant is directly using the CDS to connect to a provider or otherwise, Tenant shall be responsible to pay Landlord Non-Recurring CDS Fees, but in no event shall Tenant be responsible to pay to Landlord Recurring CDS Fees,

Landlord shall repair or replace the CDS as necessary to eliminate any interruption or other adverse effects to Tenant caused by malfunction, damage or destruction of the CDS, the cost of which shall be borne by Tenant if the problem was caused directly or indirectly by the act or omission of Tenant, its agents, representatives, employees or invitees.

In no event shall Landlord or its agents be liable for any direct or indirect claims or damages of any kind arising out of any interruption or failure of communications or related services (including without limitation, local or long distance phone service, internet, cable TV, CDS, and data services) received by Tenant, it being understood that Tenant shall look solely to its communications services providers for recovery of any such claims or damages.  To the extent that Landlord or its agents provides any communications services directly to Tenant, Tenant’s sole remedy in the event that such services provided by Landlord or its agents are interrupted or otherwise fail shall be an equitable abatement of the fees paid by Tenant to Landlord or its agents for such services, pro-rated from the date of the interruption or failure of service until the date upon which service is restored.

Landlord shall have the right to designate a third party as its agent to manage and/or own the telecommunications infrastructure in the Building, whose responsibilities include without limitation management of circuit activity on the CDS (“Manager”).  Manager or Landlord may provide to Tenant operating procedures for the CDS, including the phone number(s) for the, person or persons responsible for the operation and maintenance of the CDS, and Tenant agrees to comply with any such procedures.  Notwithstanding the foregoing, Landlord may, in its sole discretion and upon notice to Tenant, also designate other entities as Manager of the CDS.

As used in this Lease Agreement, “Communications Distribution System” (“CDS”) means the cables, conduits, inner ducts, connecting hardware, entrance conduit, and distributed antenna systems installed by Landlord or its agent in the Building, for the use of Tenants and their invitees, telecommunications service providers, and Owner for distributing wired and/or wireless telecommunications signals within the Building.  The CDS includes the main, intermediate, and horizontal cross-connects and demarcation frames.

9.                                      REPAIRS AND MAINTENANCE.

9.1.                              Landlord’s Duty to Maintain Structure.  The Landlord shall maintain or cause to be maintained in good operating condition the structure of the Building and shall be responsible for structural repairs to the exterior walls, load bearing elements, foundations, roofs, structural columns and structural floors with respect thereto, and the Landlord shall make all required repairs thereto, provided, however, that if the necessity for such repairs shall have arisen, in whole or in part, from the negligence or willful acts or omissions of the Tenant, its agents, concessionaires, officers, employees, licensees, invitees or contractors, or by any unusual use of the Premises by the Tenant, then the Landlord may collect the cost of such repairs, as Additional Rent, upon demand.

9.2.                              Tenant’s Duty to Maintain Premises.

9.2.1.                     Except as provided in subsection 9.1, the Tenant shall keep and maintain the Premises and all fixtures and equipment located therein in a good, safe, clean and sanitary condition consistent with the operation of a first-class office building, and in compliance with all legal requirements with respect thereto.  Except as provided in subsection 9.1, all injury, breakage and damage to the Premises (and to any other part of the Building and/or the Project, if caused by any act or omission of the Tenant, its agents, concessionaires, officers, employees, licensees, invitees or contractors) shall be repaired or replaced by the Tenant at its expense.  The Tenant shall keep all pipes and conduits and all mechanical, electrical, HVAC and plumbing systems contained within the Premises in good, safe, clean and sanitary conditions.

9.2.2.                     The Tenant shall keep the Premises in a neat, clean and orderly appearance to a standard of cleanliness and hygiene reasonably satisfactory to the Landlord.  The Tenant shall surrender the Premises at the expiration of the Term or at such other time as the Tenant may vacate the Premises in accordance with Section 3.4 of the Lease,

10.                               IMPROVEMENTS.

10.1.                        Base Building and Initial Tenant Improvements.

(a)                                  Initial Tenant Improvements.  The Landlord shall make the initial improvements to the Premises as set forth in Exhibit C attached hereto and made a part hereof (the “Landlord’s Work”).  Other than the Landlord’s Work, Tenant shall lease the Premises in its “as-is” condition, including the use of the modular workstations and accompanying furniture contained within the Premises.  A modular work station includes one chair, one workstation, one stationary pedestal file, one pedestal file on wheels and one task table per two workstations.  Accompanying furniture includes conference room furniture and office furniture including chairs and task tables.  Landlord and Tenant shall inventory the modular workstations and accompanying furniture prior to Tenant’s occupancy of the Premises.  All modular workstations and accompanying furniture shall be the property of the Landlord and shall be returned to Landlord at the expiration or early termination of this Lease.

(b)                                 Additional Improvements.  Landlord shall be obligated to spend excess money to make additional tenant improvements (“Additional Work”) only upon the satisfaction of the following two conditions:  (i) the Landlord obtains an acceptable equity or financing source for the Additional Work, which equity or financing source shall be satisfactory to Landlord in its sole discretion and (ii) the Tenant agrees to pay an increased Base Rent in an amount necessary to amortize the cost to the Landlord of the equity or financing source for the Additional Work.  If Tenant provides such additional funding, the promissory note and lease amendment in connection therewith shall be in substantially the form attached hereto as Exhibit F.

(c)                                  Construction.  As of the date of this Lease, Tenant acknowledges that the Building and the Project are under construction by the Landlord and that, during such construction, disruptions and inconveniences to the Tenant may occur.  During the construction and renovation of the Building and the Project, Tenant agrees to provide Landlord with any and all access to the Premises as is necessary for Landlord to complete the construction and renovation of the Building and the Project, provided however, Landlord agrees to use its best efforts to minimize any and all disruption and inconveniences to the Tenant.  In addition, Tenant agrees to follow the rules and regulations with respect to a site under construction, including, but not limited to, following all safety guidelines posted around or in construction areas.

10.2.                        Tenant Alterations.  The Tenant shall not make any alteration, improvement or addition in the aggregate costing more than [***] Dollars ($[***]) (collectively “Alterations”) to the Premises without first:

(i)                                     presenting to the Landlord plans and specifications therefor and obtaining the Landlord’s written consent thereto (which shall not, in the case of (1) non-structural interior Alterations, or (2) Alterations which would not affect any electrical, mechanical, plumbing or other Building systems, be unreasonably withheld so long as such Alterations will not violate applicable law or the provisions of this Lease, or impair the value of the Premises, the Building or the rest of the Project or be visible from the exterior of the Building) and

(ii)                                  obtaining any and all governmental permits or approvals for such Alterations, which are required by applicable law; provided, that (1) any and all contractors or workmen performing such Alterations must first be approved by the Landlord, (2) all work is performed in a good and workmanlike manner in compliance with all applicable codes, rules, regulations and ordinances, and (3) the Tenant shall restore the Premises to its condition immediately before such Alterations were made, by not later than the date on which the Tenant vacates the Premises or the Termination Date, whichever is earlier.

The Tenant shall be responsible for the cost of repairing any damage to the Building caused by bringing therein any property for its use, or by the installation or removal of such property, regardless of fault or by whom such damage is caused.  As a condition for approving any Alterations on the Premises by the Tenant, the Landlord shall have the right to require the Tenant, or the Tenant’s contractor, to furnish a bond in an amount equal to the estimated cost of construction with a corporate surety approved by the Landlord for (i) completion of the construction and (ii) indemnification of the Landlord and the Tenant, as their interests may appear, against liens for labor and materials, which bond shall be furnished before any work has begun or any materials are delivered.

10.3.                        Acceptance of Possession.  The Tenant shall for all purposes of this Lease be deemed to have accepted the Premises and the Building and to have acknowledged them to be in the condition called for hereunder except with respect to those defects of which the Tenant notifies the Landlord within thirty (30) days after the Rent Commencement Date.

10.4.                        Fixtures.  Any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed within the Premises by the Landlord, or the Tenant shall become the Landlord’s property, without payment therefor by the Landlord, immediately on the completion of their installation; provided that any machinery, equipment or fixtures installed by the Tenant and used in the conduct of the Tenant’s trade or business (rather than to service the Premises, the Building or the Project generally) and not part of the Building Service Equipment shall remain the Tenant’s property; but further provided that if any leasehold improvements made by the Tenant replaced any part of the Premises, such leasehold improvements that replaced any part of the Premises shall be and remain the Landlord’s property.

11.                               LANDLORD’S RIGHT OF ENTRY.

The Landlord and its authorized representatives shall be entitled to enter the Premises at any reasonable time during the Tenant’s usual business hours, after giving the Tenant at least twenty-four (24) hours’ oral or written notice thereof, (a) to inspect the Premises, (b) to exhibit the Premises (i) to any existing or prospective purchaser or Mortgage thereof, or (ii) to any prospective tenant thereof during the last six (6) months of the Term or upon notice to vacate the Premises by Tenant, provided that in doing so the Landlord and each such invitee observes all reasonable safety standards and procedures which the Tenant may require, and (c) to make any repair thereto and/or to take any other action therein which the Landlord is permitted to take by this Lease or applicable law (provided, that in any situation in which, due to an emergency or otherwise, the Landlord reasonably believes the physical condition of the Premises, the Building or any part of the Project would be unreasonably jeopardized unless the Landlord were to take such action immediately, the Landlord shall not be required to give such notice to the Tenant and may enter the same at any time).  Notwithstanding clause (b) above, Tenant hereby agrees that Landlord shall have access to the Premises upon at least twenty-four (24) hours’ oral or written notice to obtain entry to the remainder of the third (3rd) floor space in The Ivory Building for the purposes of exhibiting such space to prospective tenants.  Nothing in this section shall be deemed to impose any duty on the Landlord to make any such repair or take any such action, and the Landlord’s performance thereof shall not constitute a waiver of the Landlord’s right hereunder to have the Tenant perform such work.  The Landlord shall not in any event be liable to the Tenant for any inconvenience, annoyance, disturbance, loss of business or other damage sustained by the Tenant by reason of the making of such repairs, the taking of such action or the bringing of materials, supplies and equipment upon the Premises during the course thereof, and the Tenant’s obligations under this Lease shall not be affected thereby.

12.                               DAMAGE OR DESTRUCTION.

12.1.                        Option to Terminate.  If during the Term either the Premises or any portion of the Building or the Project are substantially damaged or destroyed by fire or other casualty, the Landlord shall have the option (which it may exercise by giving written notice thereof to the Tenant within sixty (60) days after the date on which such damage or destruction occurs) to terminate this Lease as of the date specified in such notice (which date shall not be earlier than the thirtieth (30th) day after such notice is given).  On such termination, the Tenant shall pay to the Landlord all Base Rent, Additional Rent and other sums and charges payable by the Tenant hereunder and accrued through such date (as justly apportioned to the date of such termination).  If the Landlord does not terminate this Lease pursuant to this section, the Landlord shall restore the Premises as soon thereafter as is reasonably possible to their condition on the date of completion of Landlord’s Work, taking into account any delay experienced by the Landlord in recovering the proceeds of any insurance policy payable on account of such damage or destruction and in obtaining any necessary permits.  Until the Premises are so repaired, the Base Rent (and each installment thereof) and the Additional Rent shall abate in proportion to the floor area of so much, if any, of the Premises as is rendered substantially unusable by the Tenant by such damage or destruction.  If during the Term either fifty percent (50%), of the Premises rendering the Premises untenantable, any portion of the Building or the Project are substantially damaged or destroyed by fire or other casualty, or the repairs are estimated by the Landlord to require more than six (6) months from the date of the casualty to complete, the Tenant shall have the option (which it may exercise by giving written notice thereof to Landlord within sixty (60) days after the date on which such damage or destruction occurs) to terminate this Lease as of the date specified in such notice (which date shall not be earlier than the thirtieth (30th) day after such notice is given).  On such termination, the Tenant shall pay to the Landlord all Base Rent, Additional Rent and other sums and charges payab1e by the Tenant hereunder and accrued through such date (as justly apportioned to the date of such termination).

12.2.                        No Termination of Lease.  Except as is otherwise expressly permitted by subsection 12.1, no total or partial damage to or destruction of any or all of the Premises shall entitle either party hereto to surrender or terminate this Lease, or shall relieve the Tenant from its liability hereunder to pay in full the Base Rent, any Additional Rent and all other sums and charges which are otherwise payable by the Tenant hereunder, or from any of its other obligations hereunder, and the Tenant hereby waives any right now or hereafter conferred upon it by statute or otherwise, on account of any such damage or destruction, to surrender this Lease, to quit or surrender any or all of the Premises, or to have any suspension, diminution, abatement or reduction of the Base Rent or any Additional Rent or other sum payable by the Tenant hereunder.

13.                               CONDEMNATION.

13.1.                        Termination of Lease.  If any or all of the Premises and/or of that portion of the Project underlying the Premises is taken by the exercise of any power of eminent domain or is conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is herein referred to as a “Condemnation”), this Lease shall terminate on the date on which the title to so much of the Premises as is the subject of such Condemnation vests in the condemning authority, unless the parties hereto otherwise agree in writing.  If all or any substantial portion of the Building or the Project other than that portion thereof underlying the Premises is taken or conveyed in a Condemnation, the Landlord shall be entitled, by giving written notice thereof to the Tenant, to terminate this Lease on the date on which the title to so much thereof as is the subject of such Condemnation vests in the condemning authority.  If this Lease is not terminated pursuant to this subsection, the Landlord shall restore any of the Premises damaged by such Condemnation substantially to its condition immediately before such Condemnation, as soon after the Landlord’s receipt of the proceeds of such Condemnation as is reasonably possible under the circumstances.

13.2.                        Condemnation Proceeds.  Regardless of whether this Lease is terminated under this section, the Tenant shall have no right in any such Condemnation to make any claim on account thereof against the condemning authority, except that the Tenant may make a separate claim for the Tenant’s moving expenses and the value of the Tenant’s trade fixtures, provided that such claim does not reduce the sums otherwise payable by the condemning authority to the Landlord.  Except as aforesaid, the Tenant hereby (a) waives all claims which it may have against the Landlord or such condemning authority by virtue of such Condemnation, and (b) assigns to the Landlord all such claims (including but not limited to all claims for leasehold damages or diminution in value of the Tenant’s leasehold interest hereunder).

13.3.                        Effect on Rent.  If this Lease is terminated under this section, any Base Rent, any Additional Rent and all other sums and charges required to paid by the Tenant hereunder shall be apportioned and paid to the date of such termination.  If this Lease is not so terminated in the event of a Condemnation, the Base Rent (and each installment thereof) and the Additional Rent shall be abated from the date on which the title to so much, if any, of the Premises as is the subject of such Condemnation vests in the condemning authority, through the Termination Date, in proportion to the floor area of such portion of the Premises as is the subject of such Condemnation.

13.4.                        No Termination of Lease.  Except as otherwise expressly provided in this section, no total or partial Condemnation shall entitle either party hereto to surrender or terminate this Lease, or shall relieve the Tenant from its liability hereunder to pay in full the Base Rent, any Additional Rent and all other sums and charges which are otherwise payable by the Tenant hereunder, or from any of its other obligations hereunder, and the Tenant hereby waives any right now or hereafter conferred upon it by statute or otherwise, on account of any such Condemnation, to surrender this Lease, to quit or surrender any or all of the Premises, or to receive any suspension, diminution, abatement or reduction of the Base Rent or any Additional Rent or other sum payable by the Tenant hereunder.

14.                               ASSIGNMENT AND SUBLETTING.

14.1.                        Landlord’s Consent Required.  The Tenant shall not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, nor license concessions or lease departments therein, nor otherwise permit any other person to occupy or use any portion of the Premises (collectively, a “Transfer”), without in each instance first obtaining the written consent of the Landlord, which consent may not be unreasonably withheld.  Notwithstanding the foregoing, Tenant shall have the right without Landlord’s prior written consent to assign this Lease or sublet all or any part of the Premises to any parent, subsidiary, affiliate corporation of the survivor of any merger or to the purchaser of all or substantially all of the assets of Tenant.  Consent by the Landlord to any assignment, subletting, licensing or other transfer shall not (i) constitute a waiver of the requirement for such consent to any subsequent assignment, subletting, licensing or other Transfer, (ii) relieve the Tenant from its duties, responsibilities and obligations under this Lease, or (iii) relieve any guarantor of this Lease from such guarantor’s obligations under its guaranty agreement.

14.2.                        Acceptance of Rent from Transferee.  The acceptance by the Landlord of the payment of Rent from any person following any act, assignment or other Transfer prohibited by this section shall not constitute a consent to such act, assignment or other Transfer, nor shall the same be deemed to be a waiver of any right or remedy of the Landlord’s hereunder.

14.3.                        Conditions of Consent.  All reasonable costs incurred by the Landlord in connection with any request for consent to a Transfer, including reasonable costs of investigation and the reasonable fees of the Landlord’s counsel, shall be paid by the Tenant on demand as a further condition of any consent which may be given.

14.4.                        Profits from Use or Transfer.  The Tenant agrees that in the event of a Transfer, the Tenant shall pay the Landlord, within ten (10) days after receipt thereof, fifty percent (50%) of the excess of (i) any and all consideration, money or thing of value, however characterized, received by the Tenant or payable to the Tenant in connection with or arising out of such

Transfer, over (ii) all amounts otherwise payable by the Tenant to the Landlord pursuant to this Lease, less any and all reasonable costs incurred by Tenant in effecting the Transfer.

14.5.                        Landlord’s Right of Recapture.  If Tenant intends to sublease any portion of the Premises or assign this Lease, then Tenant shall give written notice of such intent to Landlord, which notice shall constitute an offer to Landlord to recapture the Premises, or the portion of the Premises covered by such sublease, as the case may be.  Tenant’s notice to Landlord shall identify the specific “Rental Area” of the Premises subleased or indicate that the Lease is to be assigned, and the date of commencement and termination of the sublease or the effective date for the assignment, and shall include a copy of all of the documents relating to such sublease or assignment.  Within thirty (30) days after Landlord’s receipt of Tenant’s notice, Landlord may at its sole option elect to recapture the Premises or such portion thereof, as the case may be, by giving Tenant written notice thereof.  If Landlord exercises its option, Tenant shall notify the prospective subtenant or assignee of Landlord’s election, shall terminate the agreement with such prospective subtenant or assignee if so directed by Landlord, and shall surrender the space to Landlord pursuant to a written partial or total surrender of lease, as applicable, reasonably satisfactory to both parties, providing for the termination of this Lease with respect to the Premises or such portion thereof and the parties’ obligations to each other with respect to such space.  Upon any partial termination under this Section 14.5, (x) the Rental Area of the Premises shall be adjusted, and the base rent and additional rent shall be pro-rated as of the date of termination and shall be abated following the termination as to the surrendered Rental area, and (y) Landlord, at Landlord’s sole cost and expense, shall construct Building standard demising walls to separate the space covered by such partial termination from the remaining part of the Premises.

14.6.                        Relocation of Premises.  With respect to each Renewal Term, within fifteen (15) days of Landlord’s receipt of written notice by Tenant exercising its option to renew, Landlord shall have the one time right, at its sole cost and expense to request Tenant to move from the Premises to another suite of equal or greater size, amenities and decor, including build-out of such relocation space, in the Building or the Project (the “Relocation Premises”) in accordance with the plans and specifications originally prepared for the Premises, using materials of like quality as those used in the build-out of the original Premises provided, however, that in the event of receipt of any such notice, Tenant by written notice to Landlord delivered not more than fifteen (15) days after receipt of Landlord’s request for relocation may elect not to move to the Relocation Premises and in lieu thereof to terminate this Lease, in which case the termination shall be effective at the end of the Original Term or the first Renewal Term, as the case may be.  If Tenant fails to exercise such termination right within fifteen (15) days after receipt of Landlord’s request for relocation, Tenant shall be deemed to have agreed to such relocation.  If Tenant exercises such termination right in a timely manner, Landlord may, by notice delivered, to Tenant not more than fifteen (15) days after such termination notice, rescind its relocation request, in which case Tenant’s termination notice shall become void and this Lease shall continue as if no relocation request were ever made.

In the event of any such relocation, Landlord shall, within thirty (30) days of such relocation, pay all expenses associated with preparing and decorating the Relocation Premises so that they shall be substantially similar to the Premises, as well as the expense of moving Tenant’s property, including, but not limited to, Tenant’s furniture, equipment, supplies, telephones, and telephone equipment to the Relocation Premises.  Any such move shall be completed over a weekend or during off hours as to minimize any interruption of Tenant’s’ business.  Occupancy of the Relocation Premises shall be under and pursuant to the terms of this Lease.  Effective on the date of such relocation, this Lease will be amended by deleting the description of the original premises and substituting a description of such Relocation Premises and making any other changes as may be reasonably necessary or desirable in light of such relocation.

15.                               RULES AND REGULATIONS.

The Landlord shall have the right to prescribe, at its sole discretion, the Rules and Regulations.  The Rules and Regulations may govern, without limitation, the use of sound apparatus, noise or vibrations emanating from machinery or equipment, obnoxious fumes and/or odors, the parking of vehicles, lighting and storage and disposal of trash and garbage.  The Landlord will not enforce the Rules and Regulations in a discriminatory manner and will make reasonable’ efforts to enforce the Rules, and Regulations uniformly against all tenants.  The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so.  A copy of the Rules and Regulations in effect on the date hereof is attached hereto as Exhibit D.  The Landlord shall have the right to amend the Rules and Regulations from time to time.

16.                               SUBORDINATION AND ATTORNMENT.

16.1.                        Subordination.

16.1.1.               Unless a Mortgagee otherwise shall elect as provided in subsection 16.2, the Tenant’s rights under this Lease are and shall remain subject and subordinate to the operation and effect of any mortgage, deed of trust or other security instrument constituting a lien upon the Premises, and/or the Project, whether the same shall be in existence on the date hereof or created hereafter (any such lease, mortgage, deed of trust or other security instrument being referred to herein as a “Mortgage,” and the party or parties having the benefit of the same, whether as beneficiary, trustee or noteholders being referred to hereinafter collectively as “Mortgagee”).  The Tenant’s acknowledgment and agreement of subordination as provided for in this section is self-operative and no other instrument of subordination shall be required; however, the Tenant shall execute, within ten (10) days after request therefor, a document providing for such further assurance thereof and for such other matters as shall be requisite or as may be requested from time to time by the Landlord or any Mortgagee.  Within fifteen (15) days of full execution of this Lease, Landlord and Tenant agree to execute a Subordination, Attornment and Non-Disturbance Agreement in substantially the form attached hereto as Exhibit H, being the form of such agreed as approved by Riggs Bank, the current first Mortgagee of the Project.

Landlord and Tenant hereby agree to execute a Collateral Assignment of Lease in substantially the form attached hereto as Exhibit E being the form of such agreed upon by Landlord and Tenant and approved by Prudent Capital I, LP, a lender to K.P. Sports, Inc.  Landlord and Tenant further agree to execute such other Collateral Assignment of Lease is substantially the same form as Exhibit E as may be requested by a lender of K.P. Sports, Inc.  Upon request of a lender of Tenant, Landlord will provide Tenant’s lender with essentially the same information requested by Landlord of Tenant in the form of estoppel certificate attached hereto as Exhibit I.

16.1.2.               The Landlord hereby directs the Tenant, upon (i) the occurrence of any event of default by the Landlord, as mortgagor under any Mortgage, (ii) the receipt by the Tenant of a notice of the occurrence of such event of default under such Mortgage from the Landlord or such Mortgagee, or (iii) a direction by the Mortgagee under such Mortgage to the Tenant to pay all Rent thereafter to such Mortgagee, to make such payment to such Mortgagee, and the Landlord agrees that in the event that the Tenant makes such payments to such Mortgagee, as aforesaid, the Tenant shall not be liable to the Landlord for the same.  In addition, the Mortgagee (and any person who acquires the property from Mortgagee) shall not be responsible for security deposits not actually received by the Mortgagee, or its affiliate, after the Mortgagee, or its affiliate, becomes the owner of the property.

16.2.                        Mortgagee’s Unilateral Subordination.  If a Mortgagee shall so elect by notice to the Tenant or by the recording of a unilateral declaration of subordination, this Lease and the Tenant’s rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

16.3.                        Attornment.  If any Person shall succeed to all or any part of the Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if such successor-in-interest requests or requires, the Tenant shall attorn to such successor-in-interest and shall execute within ten (10) after receipt thereof an agreement in confirmation of such attorment in a form as may be reasonably requested by such successor-in-interest.  Failure to respond within such ten (10) day period shall be deemed to be a confirmation by the Tenant of the facts and matters set forth therein.

16.4.                        Superior Leases.  Tenant acknowledges that Landlord may restructure the ownership of the Project involving one or more ground leases or master leases (the “Superior Leases”).  In such event, Tenant agrees that it will subordinate this Lease to such Superior Leases or, at Landlord’s option, enter into a new sublease with the applicable master lessee upon substantially the same terms and conditions as are set forth herein, provided that in connection with such subordination or such new sublease, Tenant shall have the benefit of a non-disturbance agreement which shall provide in substance, along with other matters deemed reasonable or desirable by Landlord, that so long as Tenant is not in default, Tenant’s rights of use and occupancy shall not be disturbed in the event of a termination of any Superior Lease.

17.                               DEFAULTS AND REMEDIES.

17.1.                        “Event of Default” Defined.  Any one or more of the following events shall constitute a default under the terms of this Lease (“Event of Default”):

(a)                                  the failure of the Tenant to pay any Rent or other sum of money due hereunder to the Landlord or any other person within five (5) days after receipt of written notification from the Landlord that the same is due;

(b)                                 the filing of a petition proposing the adjudication of the Tenant as a bankrupt or insolvent, or the reorganization of the Tenant, or an arrangement by the Tenant with its creditors, whether pursuant to the Federal Bankruptcy Act or any similar federal or state proceeding, unless such petition is filed by a party other than the Tenant and is withdrawn or dismissed within sixty (60) days after the date of its filing;

(c)                                  the appointment of a receiver or trustee for the business or property of the Tenant, unless such appointment is vacated within sixty (60) days of its entry;

(d)                                 the making by the Tenant of an assignment for the benefit of its creditors if Tenant is insolvent;

(e)                                  a default by the Tenant in the performance or observance of any covenant or agreement of this Leases to be performed or observed by the Tenant (other than as set forth in clauses (a) through (d) above), which default is not cured within thirty (30) days after the giving of written notice thereof by the Landlord, unless such default is of such nature that it cannot be cured within such 30-day period, in which event an Event of Default shall not be deemed to have occurred if the Tenant institutes a cure within the 30-day period and thereafter diligently and continuously prosecutes the curing of the same until completion, but in no event shall such cure period exceed ninety (90) days; provided, however, that if the Tenant defaults in the performance of any such covenant or agreement more than two (2) times during the Term, then notwithstanding that such defaults have each been cured by the Tenant, any further defaults shall be deemed an Event of Default without the ability to cure; or

(f)                                    the vacating or abandonment of the Premises by the Tenant at any time during the Term.

17.2.                        Landlord’s Remedies.  Upon the occurrence of an Event of Default, the Landlord, without notice to the Tenant in any instance (except where expressly provided for below), may do any one or more of the following:

(a)                                  perform, on behalf and at the expense of the Tenant, any obligation of the Tenant under this Lease which the Tenant has failed to perform beyond any applicable grace or cure periods and of which the Landlord shall have given the Tenant notice (except in an emergency situation in which no notice is required), the cost of which performance by the Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rent and shall be payable by the Tenant to the Landlord as otherwise set forth herein;

(b)                                 elect to terminate this Lease and the tenancy created hereby by giving notice of such election to the Tenant without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by other performance of condition, term, agreement or covenant broken, or elect to terminate the Tenant’s possessory rights and all other rights of the Tenant without terminating this Lease, and in either event, at any time thereafter without notice or demand and without any liability whatsoever, reenter the Premises by force, summary proceedings or otherwise, and remove the Tenant and all other persons and property from the Premises, and store such Project in a public warehouse or elsewhere at the cost and for the account of the Tenant without resort to legal process and without the Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; and

(c)                                  exercise any other legal and/or equitable might or remedy which it may have at law or in equity, including rights of specific performance and/or injunctive relief, where appropriate.

17.3.                        Damages.

(a)                                  If this Lease is terminated by the Landlord pursuant to subsection 17.2, the Tenant nevertheless shall remain liable for any Rent and damages which may be due or sustained prior to such termination, as well as all reasonable costs, fees and expenses incurred by the Landlord in pursuit of its remedies hereunder, and/or in connection with any bankruptcy proceedings of the Tenant, and/or in connection with renting the Premises to others from time to time (all such Rent, damages, costs, fees and expenses being referred to herein as “Termination Damages”), plus additional damages for all Rent treated as in arrears (“Liquidated Damages”).  At the election of the Landlord, Termination Damages shall be an amount equal to either:

(i)                                     the Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the amount or amounts of rent, if any, which the Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by the Landlord as a result of any failure of such other person to perform any of its obligations to the Landlord), in which case Termination Damages shall be computed and payable in monthly installments, in advance, on the first business day of each calendar month following the termination of this Lease and shall continue until the date on which the Term would have expired but for such termination, and any action or suit brought to collect any such Termination Damages for any month shall not in any manner prejudice the right of the Landlord to collect any Termination Damages for any subsequent months by similar proceeding; or

(ii)                                  the present worth (as of the date of such termination) of the Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the fair rental value of the Premises, as determined by an independent real estate appraiser or broker selected by the Landlord, in which case such Termination Damages shall be payable to the Landlord in one lump sum on demand, and shall bear interest at the Default Rate.  “Present worth” shall be computed by discounting such amount to present worth at a rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank.

(b)                                 Notwithstanding anything to the contrary set forth in this subsection 17.3, if either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party attorneys’ fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

17.4.                        Waiver of Jury Trial.  Each party hereto hereby waives any right which it may otherwise have at law or in equity to a trial by jury in connection with any suit or proceeding at law or in equity brought by the other against the waiving party or which otherwise relates to this lease, as a result of an event of default or otherwise.  The Tenant agrees that in the event the Landlord commences any summary proceeding for nonpayment of rent or possession of the Premises, the Tenant will not, and hereby waives, all right to interpose any counterclaim of whatever nature in any such proceeding.

18.                               ESTOPPEL CERTIFICATE.

(a)                                  Within fifteen (15) days of the full execution of this Lease, Tenant agrees to execute an Estoppel Certificate in substantially the form attached hereto as Exhibit I, being the form of such agreed as approved by Riggs Bank, the current first mortgagee of the Project.

(b)                                 Landlord also agrees to provide to Tenant a similar estoppel certificate from time when reasonably requested.

19.                               QUIET ENJOYMENT.

The Landlord hereby warrants that, so long as all of the Tenant’s obligations hereunder are timely performed, the Tenant will have during the Term quiet and peaceful possession of the Premises and enjoyment of such rights as the Tenant may hold hereunder to use the Common Areas, except if and to the extent that such possession and use are terminated pursuant to this Lease.

20.                               NOTICES.

Except as may be otherwise provided in this Lease, any notice, demand, consent, approval, request or other communication or document to be provided hereunder to the Landlord or the Tenant (a) shall be in writing, and (b) shall be deemed to have been provided (i) two (2) days following the date sent as certified mail in the United States mails, postage prepaid, return receipt requested, (ii) on the day following the date it is deposited prior to the close of business with Federal Express or another national courier service or (iii) on the date of hand delivery (if such party’s receipt thereof is acknowledged in writing), in each case to the address of such party set forth hereinbelow or to such other address as such party may designate from time to time by notice to each other party hereto.

If to the Landlord, notice shall be sent to:

Hull Point, LLC
Tide Point
1040 Hull Street
Baltimore, Maryland 21230
Attention:                                         Property Management

with a copy to:

John P. Machen, Esquire
Piper Marbury Rudnick & Wolfe LLP
6225 Smith Avenue
Baltimore, Maryland 21209

If to the Tenant, notice shall be sent to:

J. Scott Plank
Vice President – Finance
Under Armour Performance Apparel
1600 Bush Street
Baltimore, Maryland 21230

with a copy to:

Tom Sippel, Esquire
Gill & Sippel
The B&O Railroad Station
98 Church Street
Rockville, Maryland 20850
301-251-9200 (phone)
301-762-6176 (fax)

21.                               GENERAL

21.1.                        Effectiveness.  This Lease shall become effective on and only on its execution and delivery by each party hereto.

21.2.                        Complete Understanding.  This Lease represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, guaranties, warranties, promises, statements and agreements, either written or oral, between the parties hereto as to the same.

21.3.                        Amendment.  This Lease may be amended by and only by an instrument executed and delivered by each party hereto.

21.4.                        Waiver.  No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise).  No such waiver made in any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance or any other such right.  Without limiting the generality of the foregoing provisions of this subsection, the Landlord’s receipt or acceptance of any Base Rent, Additional Rent or other sum from the Tenant or any other person shall not be deemed a waiver of the Landlord’s right, to enforce any of its rights hereunder on account of any default by the Tenant in performing its obligation’s hereunder.

21.5.                        Applicable Law.  This Lease shall be given effect and construed by application of the laws of Maryland, and any action or proceeding arising hereunder shall be brought in the courts of Maryland; provided, however, that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it may be brought only in the United States District Court for Maryland or any successor federal court having original jurisdiction.

21.6.                        Commissions.  The parties hereto hereby acknowledge and agree that, in connection with the leasing of the Premises hereunder, they have used the services of Colliers Pinkard.  Any and all commissions due such brokers shall be paid in accordance with the terms and conditions set forth in a separate written agreement or agreements between the Landlord and Colliers Pinkard.  Subject to the foregoing, each party hereto hereby represents and warrants to the other that, in connection with such leasing, the party so representing and warranting has not dealt with any real estate broker, agent or finder, and there is no commission, charge or other compensation due on account thereof.  Each party hereto shall indemnify and hold harmless the other against and from any inaccuracy in such party’s representation.

21.7.                        Landlord’s Liability.  No Person holding the Landlord’s interest hereunder (whether or not such Person is named as the “Landlord” herein) shall have any liability hereunder after such Person ceases to hold such interest, except for any such liability accruing while such Person holds such interest.  No Mortgagee not in possession of the Premises shall have any liability hereunder.  Neither the Landlord nor any principal of the Landlord, whether disclosed or undisclosed, shall have any personal liability under this Lease.  If the Landlord defaults in performing any of its obligations hereunder or otherwise, the Tenant shall look solely to the Landlord’s equity, interest and rights in the Project to satisfy the Tenant’s remedies on account thereof.

21.8.                        Remedies Cumulative.  No reference to any specific right or remedy shall preclude the Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity.  No failure by the Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition.  No waiver by the Landlord of any breach by the Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Building shall affect or alter this Lease in any way whatsoever.

21.9.                        Severability.  No determination by any court, governmental or administrative body or agency or otherwise that any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision hereof, or (b) such provision in any circumstance not controlled by such determination.  Each such provision shall remain valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

21.10.                  Authority.  If the Tenant is a corporation partnership, limited liability company or similar entity, the person executing this Lease on behalf of the Tenant represents and warrants that (a) the Tenant is duly organized and validly existing and (b) this Lease (i) has been authorized by all necessary parties, (ii) is validly executed by an authorized officer or agent of the Tenant and (iii) is binding upon and enforceable against the Tenant in accordance with its terms.

21.11.                  Recordation.  Neither this Lease, any amendment to this Lease, nor any memorandum, affidavit or other item with respect thereto shall be recorded by the Tenant or by anyone acting through, under or on behalf of the Tenant, and the recording thereof in violation of this provision shall (i) be deemed an Event of Default and (ii) at the Landlord’s election, make this Lease null and void.

21.12.                  Headings.  The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference and shall not be considered in construing their contents.

21.13.                  Construction.  As used herein, all references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders; (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well; and (c) to any section, subsection, paragraph or subparagraph shall be deemed, unless otherwise expressly indicated, to have been made to such section, subsection, paragraph or subparagraph of this Lease.

21.14.                  Exhibits.  Each writing or drawing referred to herein as being attached hereto as a schedule, an exhibit or otherwise designated herein as a schedule or an exhibit hereto is hereby made a part hereof.

IN WITNESS WHEREOF, each party hereto has executed and ensealed this Lease, or caused it to be executed and ensealed on its behalf by its duly authorized representatives, on the date first above written.

WITNESS or ATTEST:	LANDLORD:

HULL POINT, LLC, a Maryland liability company

	By:	Locust Tide Point LLC, Managing Member

	By:	LTP Management LLC, its Managing Member

[illegible]	By:	/s/	Carl W. Struever	(SEAL)
Carl W. Struever
Managing Member

WITNESS or ATTEST:	TENANT:

KP SPORTS, INC.

[illegible]	By:	/s/ J. Scott Plank		(SEAL)
Scott Plank
Vice President - Finance

ACKNOWLEDGEMENT OF LANDLORD

STATE OF MARYLAND

) to wit:

COUNTY OF

I HEREBY CERTIFY that on this           day of                   , 2002 before me, the subscriber, a Notary Public in and for the State aforesaid, personally appeared                            who acknowledged himself to be the                        of                       , and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of said corporation by himself as such officer.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal.

Notary Public

My Commission Expires:

ACKNOWLEDGEMENT OF TENANT

STATE OF MARYLAND

) to wit:

COUNTY OF

I HEREBY CERTIFY that on this           day of                         , 2002 before me, the subscriber, a Notary Public in and for the State aforesaid, personally appeared                                          who acknowledged himself to be the                                  of                                 , and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of said corporation by himself as such officer.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal.

Notary Public

My Commission Expires:

Exhibit A

Site Plan showing Project and Building

Joy Building Parking
Joy Building
Cascade Building
Ivory Building
Tide Building
Tide Building Parking
Service Road "A"
Service Road "C"
Tide South Parking
Parcel 6
Parcel 7
LOT A
LOT B
LOT C
LOT D
MARRIOTT STREET
STREET
EASON STREET

Exhibit B

Location of Premises

Exhibit C

Landlord’s Work

Landlord agrees to complete the following work prior to Rent Commencement Date:

1.                                       Install demising wall between Tenant’s Leased premises and remaining space on 3rd Floor;

2.                                       Finish installation of all existing workstations currently located in Leased premises.

3.                                       Facilitate data/telecom installation with Riser Management.

4.                                       Re-key all Suite entry doors.

EXHIBIT D

Current Rules and Regulations

1.             The sidewalks, passages, and stairways shall not be obstructed by the Tenant or Tenant’s agents, employees, or invitees or used by the Tenant for any purpose other than ingress and egress from and to the Tenant’s premises.  The Landlord shall in all cases retain the right to control or prevent access thereto by any person whose presence, in the Landlord’s judgment, would be prejudicial to the safety, peace, character or reputation of the property or of any tenant of the Project.

2.             The toilet rooms, water closets, sinks, faucets, plumbing and other service apparatus of any kind shall not be used by the Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by the Tenant, or left by the Tenant in the lobbies, passages, elevators or stairways of the Building.  The expense of any breakage, stoppage or damage to such sinks, toilets and the like shall be borne by the tenant who, or whose employees, contractors or invitees, caused it.

3.             No skylight, window, door or transom of the Building shall be covered or obstructed by the Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window space, except as approved in writing by the Landlord.  If the Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, the Tenant shall not remove it without first obtaining the Landlord’s written consent thereto.

4.             No sign, lettering, insignia, advertisement, notice or other thing shall be inscribed, painted, installed, erected or placed in any portion of the Premises which may be seen from outside the Building, or on any window, window space or other part of the exterior or interior of the Building, unless first approved in writing by the Landlord.  Names on suite entrances may be provided by and only by the Landlord and at the Tenant’s expense, using in each instance lettering of a design and in a form consistent with the other lettering in the Building, and first approved in writing by the Landlord.  The Tenant shall not erect any stand, booth or showcase or other article or matter in or upon the Building and/or the Project without first obtaining the Landlord’s written consent thereto.

5.             The Tenant shall not place any other or additional lock upon any door within the Premises or elsewhere upon the Project, and the Tenant shall surrender all keys for all such locks at the end of the Term.  The Landlord shall provide the Tenant with one set of keys to the Premises when the Tenant assumes possession thereof.

6.             The Tenant shall not do or permit to be done anything which obstructs or interferes with the rights of any other tenant of the Project.  No bird, fish or animal shall be brought into or kept in or about the Premises, the Building and/or the Project.

7.             If the Tenant desires to install signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices within the Premises, the Landlord shall direct where and how they are to be installed and, except as so directed, no installation, boring or cutting shall be permitted.  The Landlord shall have the right (a) to prevent or interrupt the transmission of excessive, dangerous or annoying current of electricity or otherwise into or through the Premises, the Building and/or the Project, (b) to require the changing of wiring connections or layout at the Tenant’s expense, to the extent that the Landlord may deem necessary, (c) to require compliance with such reasonable rules as the Landlord may establish relating thereto, and (d) in the event of noncompliance with such requirements or rules, immediately to cut wiring or do whatever else it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building and/or the Project.  Each wire installed by the Tenant must be clearly tagged at each distributing board and junction box and elsewhere where required by the Landlord, with the number of the office to which such wire leads and the purpose for which it is used, together with the name of the Tenant or other concern, if any, operating or using it.

8.             A directory may be provided by the Landlord on the ground floor of the Building or elsewhere within the Project, on which the Tenant’s name may be placed.

9.             The Landlord shall in no event be responsible for admitting or excluding any person from the Premises.  In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, the Landlord shall have the right to bar or limit access to the Project to protect the safety of occupants of the Project, or any property within the Project.

10.           The use of any area within the Project as sleeping quarters is strictly prohibited at all times.

11.           The Tenant shall keep the windows and doors of the Premises (including those opening on corridors and all doors between rooms entitled to receive heating or air conditioning service and rooms not entitled to receive such service) closed while the heating or air-conditioning system is operating, in order to minimize the energy used by, and to conserve the effectiveness of, such systems.  The Tenant shall comply with all reasonable rules and regulations from time to time promulgated by the Landlord with respect to such systems or their use.

12.           The Landlord shall have the right to prescribe the weight and position of inventory and of other heavy equipment or fixtures, which shall, if considered necessary by the Landlord, stand on plank strips to distribute their weight.  Any and all damage or injury to the Project arising out of the Tenant’s equipment being on the property shall be repaired by the Tenant at its expense.  The Tenant shall not install or operate any machinery whose installation or operation may affect the structure of the Building without first obtaining the Landlord’s written consent thereto, and the Tenant shall not install any other equipment of any kind or nature whatsoever which may necessitate any change, replacement or addition to, or in the use of, the water system, the heating system, the plumbing system, the air-conditioning system or the electrical system of the Premises, the Building or the Project without first obtaining the Landlord’s written consent thereto.  Business machines and mechanical equipment belonging to the Tenant which cause noise or vibration that may be transmitted to the structure of the Building, any other buildings on the Project or any space therein to such a degree as to be objectionable to the Landlord or to any tenant, shall be installed and maintained by the Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.  The Tenant shall remove promptly from any sidewalks and other areas on the Project any of the Tenant’s furniture, equipment, inventory or other material delivered or deposited there.

13.           The Tenant shall not place or permit its agents, employees or invitees to place any thing or material on the roof or in the gutters and downspouts of the Building or cut, drive nails into or otherwise penetrate the roof, without first obtaining the Landlord’s written consent thereto.  The Tenant shall be responsible for any damage to the roof caused by its employees or contractors.  The Tenant shall indemnify the Landlord and hold the Landlord harmless against expenses incurred to correct any damage to the roof resulting from the Tenant’s violation of this rule, as well as any consequential damages to the Landlord or any other tenant of the Project.  The Landlord shall repair damage to the roof caused by the Tenant’s acts, omissions or negligence and the Tenant shall reimburse the Landlord for all expenses incurred in making such repairs.  The Landlord or its agents may enter the Premises at all reasonable hours to make such roof repairs.  If the Landlord makes any expenditure or incurs any obligation for the payment of money in connection therewith, including but not limited to attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of twenty percent (20%) per annum, and costs, shall be deemed to be Additional Rent and shall be paid by the Tenant to the Landlord within five (5) days after rendition of any bill or statement to the Tenant therefor.  The Tenant shall not place mechanical or other equipment on the roof without the Landlord’s prior written consent, which shall be conditioned in part upon the Landlord’s approval of the Tenant’s plans and specifications for such installations.  The costs of any roof improvements made pursuant hereto shall be borne by the Tenant.

14.           The Landlord reserves the right to institute energy management procedures when necessary.

15.           The Tenant shall assure that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before the Tenant and its employees leave the Premises each day.

16.           So long as Tenant’s business is not adversely affected, the Landlord shall have the right to rescind, suspend or modify these Rules and Regulations and to promulgate such other rules or regulations as, in the Landlord’s reasonable judgment, are from time to time needed for the safety, care, maintenance, operation and cleanliness of the Building or the Project, or for the preservation of good order therein.  Upon the Tenant’s having been given notice of the taking of any such any action, the Rules and Regulations as so rescinded, suspended, modified or promulgated shall have the same force and effect as if in effect at the time at which the Tenant’s lease was entered into (except that nothing in the Rules and Regulations shall be deemed in any way to alter or impair any provision of such lease).

17.           Nothing in these Rules and Regulations shall give any tenant any right or claim against the Landlord or any other person if the Landlord does not enforce any of them against any other tenant or person (whether or not the Landlord has the right to enforce them against such tenant or person), and no such non-enforcement with respect to any tenant shall constitute a waiver of the right to enforce them as to the Tenant or any other tenant or person.

18.           In any instance in which the Landlord’s prior consent or approval is required, the consent or approval shall not be unreasonably withheld by Landlord.

Exhibit E

Collateral Assignment of Lease Form

COLLATERAL ASSIGNMENT OF LEASE

THIS COLLATERAL ASSIGNMENT OF LEASE (“Assignment”) is made as of the date of the last signature below, among (1) K.P. SPORTS, INC., a Maryland corporation (“Assignor”), having an address c/o Under Armour Performance Apparel, 1600 Bush Street, Baltimore, Maryland 21230, (2) PRUDENT CAPITAL I, LP, a Maryland limited partnership (the “Assignee”) having an address at                                                                 , and (3) HULL POINT, LLC (“Landlord”) having an address at Tide Point, 1040 Hull Street, Baltimore, Maryland 21230.

WHEREAS, Assignor is the tenant under the certain Lease dated                             ,2002 and leases from Landlord a rentable area of approximately 20,000 square feet (subject to measurement as provided in the Lease) located on the third (3rd) floor in The Ivory Building, 1020 Hull Street, Baltimore, Maryland 21230 ( the “Premises”); and

WHEREAS, Assignor, Assignee and others entered into an Loan Agreement of even date herewith (the “Loan Agreement”), pursuant to which Assignee has agreed to make an investment in Assignor, such investment to be evidenced by, among other things, issuance to Assignee of a certain Note in the aggregate principal amount of Three Million Dollars ($3,000,000) (the “Note”); and

WHEREAS, as a condition of advancing all or a portion of such investment, Assignee requires that Assignor enter into this Assignment.

NOW, THEREFORE, for and in consideration for the making of the investment by Assignee, or any portion thereof which may be disbursed, the parties hereto hereby agree as set forth below.

1.             Definitions.  As used herein, the term “Lease” shall refer, collectively, to the Lease and any modifications, extensions or renewals thereof, or any substitutions or replacements therefor.  Additionally, any capitalized term used herein and not otherwise defined herein shall have the meaning given to it in the Loan Agreement.

2.             Collateral Assignment.  To secure the performance by Assignor of the Obligations, Assignor does hereby collaterally assign, transfer and set over unto Assignee, with the right to reassign (subject to Landlord’s consent, to the extent required under the Lease), all of its right, title and interest in and to the Lease and in and to the Premises, upon the terms and conditions set forth herein.

3.             Retained Rights of Assignor.  Assignor shall retain the right to possession of the Premises subject to the Lease in accordance with the terms and conditions in the Lease until the occurrence of an Event of Default under the Loan Agreement.

4.             Assignee’s Rights and Remedies.  Upon the occurrence of an Event of Default under the Loan Agreement, Assignee shall have the following rights and remedies, in addition to those existing at law or in equity:

(A)          Assignee may, at its option, upon written notice to Landlord and Assignor, assume the Lease and occupy the Premises.  Upon exercise of this option, Assignee shall be deemed to be substituted as the tenant under the Lease in the place and stead of Assignor and shall be deemed to have assumed expressly all of the terms, covenants and obligations of the Lease theretofore applicable to Assignor and shall likewise be entitled to enjoy all of the rights and privileges granted to Assignor under the terms and conditions of the Lease.  Notwithstanding the foregoing, in the event Assignee exercises its rights under this section, Assignor shall remain obligated under the Lease; it being understood and agreed that any security deposit by Assignor shall remain the property of Assignor;

(B)          Assignee may, at its option, reassign, by public or private sale, all its rights herein to possession of the leasehold.  If Assignee exercises its right to reassign through public sale, such sale shall be conducted according to the Applicable UCC and shall be made only to a commercially reasonable tenant.  If reassignment is made through a private sale, it shall likewise be conducted according to the Applicable UCC.  All prospective tenants shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld.  In any reassignment, the new tenant shall be bound by all terms of the reassigned Lease and shall be required as a condition of sale to provide the security deposit originally provided for in the Lease.  In the event of a reassignment hereunder, Assignor shall remain liable to Landlord for all damages (including reasonable attorneys’ fees) sustained by Landlord; and

(C)          So long as Assignee shall not have exercised its option to take possession of the Premises under the foregoing provisions, Assignee shall not be liable for rent or any other obligations under the Lease, and Assignor shall remain liable for such rent and obligations.  Assignor shall be liable to Assignee for all payments made by Assignee for rent and other Lease obligations.  Such sums shall be secured by all of the Collateral securing the Loan as provided in the Loan Documents and shall bear interest at the accrual rate payable on the Loan as provided in the Note.  The parties acknowledge that such payments may include the reasonable expenses of foreclosure.

5.             Landlord’s Covenants.   Landlord joins in this Assignment to indicate its consent to the collateral assignment herein made by Assignor to Assignee, with the right to reassign (subject to Landlord’s consent, to the extent required under the Lease) under the terms and conditions set forth above, and hereby:

(A)          Certifies that, as of the date hereof, to the best of Landlord’s knowledge, Assignor is not in default under any terms of the Lease;

(B)          Agrees with Assignor and Assignee that, in the event of any default under the Lease, Landlord will provide to Assignee the same notice and opportunity to cure with respect to such default as is currently provided to Assignor under the Lease; and so long as Assignee has not entered into possession of the Premises subject to the Lease, it shall not be liable for rent or any other obligations of Assignor under the Lease, and Assignor shall remain liable for all such rents and obligations;

(C)          Fully subordinates any lien of Landlord on, any right of distraint, or any right of Landlord to claim against, any of the property of Assignor securing the Loan as provided in the Loan Documents to the liens and security interests securing the Obligations until full satisfaction thereof;

(D)          Certifies that Landlord has full power and authority to execute and deliver this instrument and to lease the Premises; and

(E)           Certifies that none of Assignor’s removable property situated in the Premises or any removable improvements made by Assignor in the Premises constitutes a “fixture” under applicable law or constitutes any part of the real estate of Landlord, and that all such property and improvements have been placed in the Premises or on the property thereat with the agreement and understanding that such property may be removed therefrom at the expiration or termination of the Lease in accordance with the terms of the Lease.  Notwithstanding the foregoing, any and all tenant improvements constructed by Landlord at the Premises and any all workstations and accompanying furniture designated for use by Assignor during the Lease term shall remain the property of Landlord and shall not in any event be removed from the Premises.

6.             Controlling Law.  This Assignment shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of Maryland (without regard to its conflicts of law principles).

7.             Counterparts.  This Assignment may be executed by the parties in one or more counterparts, each of which shall be binding against the signatory and all of which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Collateral Assignment of Lease as of the day and year written below.

“ASSIGNOR”:

K.P. SPORTS, INC.,
a Maryland corporation

By:
Name:
Title:

Date:

“ASSIGNEE”:

PRUDENT CAPITAL I, LP,
a Maryland limited partnership

By:	Prudent Capital Management, L.L.C., a Maryland limited liability company, Its General Partner

By:
Steven J. Schwartz, Manager

“LANDLORD”:

HULL POINT, LLC,
a Maryland limited liability company

By:	Locust Tide Point LLC, Managing Member

By:	LTP Management LLC, its Managing Member,

By:	(SEAL)
Carl W. Struever
Managing Member

Date:

Exhibit F

FORMS

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is made on this                   day of                           by and between                                                  ,a Maryland limited liability company (the “Landlord”), and          a                                                                                                       (the’ “Tenant”).

A.                                   Landlord and Tenant are parties to a Lease dated                       , with respect to approximately             square feet of space (the “Premises”) at the mixed use retail/office project located in Baltimore Maryland at                                        Street known as                                                    (the “Lease”).

B.                                     The parties have agreed to amend the Lease to provide that (i) Landlord will construct and own certain additional improvements to the Premises and (ii) in return for Landlord undertaking such additional work the rent under the Lease shall increase as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Lease as follows:

1.                                       Construction of Improvements.  Landlord shall, in addition to the improvements to be constructed by Landlord as currently provided in the Lease, construct the improvements to the Premises as described on Exhibit A attached hereto (the “Additional Improvements”).  All such work shall be undertaken in a good and workmanlike manner in accordance with plans and specifications approved by both Landlord and Tenant and otherwise as provided in the Lease.

2.                                       Ownership of Improvements.  All Additional Improvements to be constructed by Landlord as described in Exhibit A shall be the property of the Landlord.  If any of such Additional Improvements are damaged by fire and other casualty and the Landlord is required under the Lease to restore, such restoration obligation shall extend to the Additional Improvements.

3.                                       Increased Rent.  Notwithstanding Section          of the Lease, the Base Rent under the Lease shall be increased by the amount of the “Increased TI Rent” as provided below:

Period	Base Rent	Increased TI Rent	Total

4.                                       Liability for Increased TI Rent.  Notwithstanding anything herein or the Lease to the contrary, if Tenant shall fail to make any payment of the Increased TI Rent to Landlord hereunder, Landlord’s sole and exclusive remedy as to such default alone shall be to credit the amount of such delinquent Increased TI Rent payment against the debt service payment owed under that certain promissory note dated                                     by Landlord, as maker, to Tenant, as payee.

5.                                       No Other Amendments.  Except as provided herein, the terms and conditions of the Lease remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the day and year first above written.

WITNESS/ATTEST:		[LANDLORD]

By:

[TENANT]

By:

PROMISSORY NOTE

$
Baltimore, Maryland

FOR VALUE RECEIVED, [name of Landlord] (the “Borrower”) promises to pay to the order of [name of Tenant (the “Lender”), its successors and assigns, and any subsequent holder of this Note, the aggregate principal amount of $                                                      (the “Principal Amount”) together with interest on the unpaid balance of the Principal Amount.

Interest shall not begin to accrue on this Note until the Interest Commencement Date, which shall be the date the Lender commences payment of rent under that certain Lease dated                                                                                    as amended, for space in the improvements located at                                                      in Baltimore, Maryland (the “Lease”).  Commencing on first day of the month next following the Interest Commencement Date and continuing on the first day of each month thereafter, Borrower shall pay to Lender principal and interest, in equal monthly installments of $                                                      until the maturity of this Note, at which time all unpaid interest accrued through the date of such maturity shall be paid in full by the Borrower to the Lender.  Such payment represents a level monthly payment of principal and interest at ten percent (                    %) per year over a                                                month amortization period.  Unless sooner paid, the unpaid Principal Amount, together with interest accrued and unpaid thereon, shall be due and payable in full on the first day of the                          th month after the Interest Commencement Date.

Borrower’s failure to pay any monthly installment of Principal and Interest when due hereunder shall constitute a default under this Note (“Default”).  Upon the occurrence of a Default, the Lender’s sole and exclusive remedy (and notwithstanding any restrictions in the Lease regarding rent offset) shall be to offset against each monthly installment of rent due under the Lease and any amendments thereto, the amount of any such unpaid monthly installment due hereunder.  The Lender shall have no right to accelerate the payment of the indebtedness hereunder in the event of any Default.

All payments and prepayments of the Principal Amount, interest thereon and any other amounts payable hereunder shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at                                 or at such other place as the Lender or any other holder of this Note may at any time or from time to time designate in writing to the Borrower.

The Borrower and the Lender hereby voluntarily and intentionally waive any right they may have to a trial by jury in any action, proceeding or litigation directly or indirectly arising out of, under or in connection with this Note.

This note shall be governed and construed under the laws of the State of Maryland, and the Borrower hereby irrevocably consents and submits to the jurisdiction and venue of any state or federal court sitting in the State of Maryland over any suit, action or judicial proceeding brought to enforce or construe this Note or arising out of or relating to this Note.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed in its name, under its seal and on its behalf by its duly authorized officers the day and year first written above.

WITNESS/ATTEST:		[LANDLORD]

By:

GUARANTY

[Applicable where the space lease is a sublease of a master lease]

The undersigned                                                                                                      [name of sublessor], as landlord under the aforementioned Lease, joins herein to guaranty the payment by the Borrower of all sums due hereunder.  The remedies against the undersigned guarantor for failure to pay under this Guaranty shall be limited to the right of the Lender to offset against each monthly installment of rent due under the Lease and any amendments thereto, the amount of any such unpaid monthly installment due under the foregoing Note.  The Lender shall have no right to, accelerate the payment of the indebtedness hereunder in the event of any Default.

:		[NAME OF SUBLESSOR]

By:

DATE:

Exhibit H

Subordination, Attornment and Non-Disturbance Agreement

THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made and entered into as of the           day of                        , 2002, by and, between                                          a national banking association and its successors and assigns (“Mortgagee”),                             (“Tenant”) and HULL POINT, LLC, a Maryland limited liability company (“Landlord”).

R E C I T A L S

A.            Mortgagee is the proposed beneficiary under that certain Indemnity Deed of Trust and Security Agreement (the “Mortgage”), to be delivered from Landlord, to Mortgagee, encumbering a parcel or parcels of land and the improvements now existing or hereafter erected thereon (the “Mortgaged Premises”) in the State of Maryland which Mortgaged Premises is more particularly described in Exhibit A attached hereto and made a part hereof by reference.

B.            Landlord and Tenant have previously entered into a certain Lease Agreement (the “Lease”) dated                                                    whereby Landlord has demised to Tenant certain space (the “Demised Premises”) in the Mortgaged Premises as further described in the Lease.

C.            As a condition precedent to the loan (the “Loan”) from Mortgagee to The Thirteen Eleven Corporation, a Maryland corporation (the proceeds of which Loan will be reloaned by Borrower to Landlord), Landlord will conditionally assign to Mortgagee, on the date of closing of the Loan, by a certain Assignment of Leases and Rents (the “Lease Assignment”), all of Landlord’s interest in the Lease and all rents, rentals, fees, profits, payments and other sums of money now or hereafter arising therefrom.

D.            Tenant and Mortgagee desire to confirm certain agreements and understandings with respect to the Lease.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagee and Tenant hereby covenant and agree as follows:

1.             The Lease is and shall be subject and subordinate in all respects to the Mortgage and to all extensions, renewals and modifications of, or substitutions for, the same.

2.             So long as Tenant complies with this Agreement and is not in default (beyond any period provided Tenant under the Lease to cure such default) in the payment of rent or additional rent or other sums as provided in the Lease, or in the performance or observance of any other term, covenant or condition of the Lease on Tenant’s part to be performed or observed, then, except in accordance with the terms of the Lease:  (a) Tenant’s possession of the Demised Premises and Tenant’s rights, and privileges under the Lease, or any extensions, renewals or modifications thereof, or substitutions therefore, shall not be diminished or interfered with by Mortgagee, (b) Tenant’s occupancy of the Demised Premises shall not be disturbed by Mortgagee for any reason whatsoever during the term of the Lease or any extensions, renewals or modifications thereof, or substitutions therefore, and (c) Mortgagee will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage or the Lease Assignment.

3.             Tenant agrees that, without Mortgagee’s prior written consent, Tenant will not prepay by more than one (1) month any rent or additional rent or other sums due or to become due under the Lease, and Tenant will not hereafter alter, amend or modify the Lease.

4.             If the Demised Premises shall be transferred by reason of foreclosure of the Mortgage or by deed in lieu of foreclosure, or if in any other manner the Demised Premises shall be owned by Mortgagee, by any other person or entity owned in whole or in part by Mortgagee, or by such other person or entity designated by Mortgagee (Mortgagee, the foreclosure purchaser, owner, mortgagee, or such other person or entity being hereinafter referred to as “New Owner”), or if in any other way such New Owner succeeds to the interest of Landlord under the Lease, then:

(a)           Tenant shall be bound under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option contained in the Lease, with the same force and effect as if the New Owner were the original landlord under the Lease, and Tenant hereby attorns to the New Owner as its landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon the New Owner’s succeeding to the interest of Landlord under the Lease; provided, however, that Tenant shall be under no obligation to pay rent or additional rent (or other sums payable under the Lease) to the New Owner or any subsequent owner until Tenant receives written notice from the New Owner that the New Owner has succeeded to the interest of Landlord under the Lease or that the New Owner has exercised its right to receive payment of the rent and additional rent (and/or other sums) pursuant to the provisions of the Mortgage and/or the Lease Assignment; and

(b)           Upon the request of the New Owner, Tenant will execute a written agreement whereunder Tenant attorns to the New Owner and affirms Tenant’s obligations under the Lease and agrees to pay all rentals, additional rentals and other sums due or to become due under the Lease as they shall become due and payable to the New Owner; and

(c)           The New Owner shall be bound to Tenant under the terms of the Lease; provided, however, that, in no event, shall the New Owner:  (i) be liable to Tenant for any act or omission of any prior landlord, (ii) be subject to any offset or defense which Tenant might have against any prior landlord, (iii) be bound by any previous amendment or modification of the Lease or by any previous payment of rent or additional rent (or other sums) for a period a greater than one (1) month unless such amendment, modification or prepayment shall have been expressly approved in writing by the Mortgagee, (iv) be liable to Tenant for any liability or obligation of any prior landlord occurring prior to the date that the New Owner or any subsequent owner acquires title to the Demised Premises, (v) be liable to Tenant for any security or other deposits given to secure the performance of Tenant’s obligations under the Lease, except to the extent that the New Owner shall have acknowledged actual receipt of such security or other deposits in writing, or (vi) be liable for any obligations of landlord under the Lease relating to any period after the New Owner shall have transferred title to any third party.

5.             From and after the date hereof, Tenant agrees to send to Mortgagee a copy of any notice or statement under the Lease at the same time Tenant sends any such notice or statement to Landlord under the Lease.

6.             Tenant hereby agrees that from and after the date hereof in the event of any act or omission by Landlord under the Lease which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, Tenant will not exercise any such right (a) until it has given written notice of such act or omission to Mortgagee by delivering such notice of such act or omission by certified or registered mail, return receipt requested, addressed to Mortgagee, at Mortgagee’s address as set forth herein, or at the last address of Mortgagee furnished to Tenant in writing, and (b) until a reasonable period, of time for remedying such act or omission shall have lapsed following the giving of such notice and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same.

7.             Nothing contained in this Agreement shall in any way impair, diminish or otherwise affect in any manner the lien created by the Mortgage, except as specifically set forth herein.

8.             Tenant shall not change the terms, covenants, conditions and agreements of the Lease in a manner which reduces the rent or other charges payable or space demised thereunder or has an adverse effect upon the value of the Landlord’s interest thereunder without the express consent in writing of Mortgagee.

9.             Anything herein or in the Lease to the contrary notwithstanding, in the event that a New Owner shall succeed to the interests of the Landlord under the Lease, the New Owner shall have no obligation, nor incur any liability, beyond its then interest, if any, in the Mortgaged Premises and Tenant shall look exclusively to such interest of the successor, if any, in the Mortgaged Premises for the payment and discharge of any obligations imposed upon the New Owner hereunder or under the Lease and the New Owner is hereby released or relieved of any other liability hereunder and under the Lease.  Tenant agrees that with respect to any judgment which may be obtained or secured by Tenant against the New Owner, Tenant shall look solely to the estate or interest owned by the New Owner in the Mortgaged Premises and Tenant will not collect or attempt to collect any such judgment out of any other assets of the New Owner.

10.           No modification, amendment, waiver or release of any provision of this Agreement or any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless it is in writing and duly executed by the party against whom the same is sought to be asserted.

11.           Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

12.           Tenant certifies that the Lease is presently in full force and effect and unmodified and no rent payable thereunder has been paid more than one (1) month in advance of its due date, and that no default by Tenant exists under the Lease which has continued beyond the expiration of any applicable grace period.

13.           Tenant and Mortgagee each hereby forever waive the provision of any statute or rule of law now or hereafter in effect which may give or purport to give Mortgagee or Tenant any right (other than in accordance with the express terms of the Lease), to terminate or otherwise adversely affect the Lease and the respective obligations of the Landlord and Tenant thereunder in the event that any foreclosure proceeding is prosecuted or completed or any other right is asserted under the Mortgage.

14.           This Agreement shall become effective upon the closing of the Loan and the recording of the Mortgage securing Mortgagee herein and shall not be recorded by Landlord and/or Tenant prior to the date of its effectiveness:

15.           In the event of a foreclosure, all rights of first refusal, options to purchase, or similar rights in favor of the Tenant and relating to the Demised Premises or the Mortgaged Premises provided for in the Lease shall terminate.

16.           This Agreement shall be governed in all respects by the laws of the State of Maryland and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

17            This Agreement may be executed in any number of counterparts, each of which, when taken together, shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused the same to be executed by their representative thereunto duly authorized.

LANDLORD:

HULL POINT, LLC

WITNESS:	By:

By:
Name:	By:
Name: Carl W. Struever
Title: Managing Member

TENANT:

WITNESS:	By:

By:
Name:	By:
Name:
Title:

MORTGAGEE:

WITNESS:	By:

By:
Name:	By:
Name:
Title:

STATE OF

COUNTY OF

On this          day of                     2002, before me                                                           , the undersigned officer, personally appeared                                                 , managing member of Locust Tide Point LLC, a Maryland limited liability company, and known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and on behalf of said company, acknowledged that he, on behalf of said company, in its capacity as managing member of Hull Point LLC, a Maryland limited liability company, executed the foregoing instrument for the purposes therein contained.

In witness whereof I hereunto set my hand and official seal.

Notary Public

STATE OF

COUNTY OF

On this             day of                          2002, before me                                                           , the undersigned officer, personally appeared                                                     ,                                of               , a national banking association, and known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and on behalf of said company, acknowledged that he, on behalf of said company, executed the foregoing instrument for the purposes therein contained.

In witness whereof I hereunto set my hand and official seal.

Notary Public

STATE OF

COUNTY OF

On this           day of                       2002, before me                                                      , the undersigned officer, personally appeared                                                               ,                                                  of                           , a national banking association, and known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and on behalf of said bank, acknowledged that he, on behalf of said bank, executed the foregoing instrument for the purposes therein contained.

In witness whereof I hereunto set my hand and official seal.

Notary Public

EXHIBIT A

[PLAT OF MORTGAGED PREMISES]